                                                                   EXHIBIT 10.18

                                      FOR

                               ONE CIVIC CENTER
                                 1560 BROADWAY
                               DENVER, COLORADO


                                    BETWEEN


                 HAMILTON OIL BUILDING PARTNERSHIP - LANDLORD


                                      AND


                           RYDER TRS, INC. - TENANT

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I           DEMISE AND USE.......................................  1

ARTICLE II          DEFINITIONS..........................................  2

ARTICLE III         TERM.................................................  3

ARTICLE IV          PRIOR OCCUPANCY......................................  3

ARTICLE V           ANNUAL BASE RENT.....................................  4

ARTICLE VI          ADJUSTMENT OF RENT...................................  5

ARTICLE VII         ASSIGNMENT, MORTGAGING AND SUBLETTING................ 16

ARTICLE VIII        LANDLORD'S WORK; TENANT'S WORK; ALTERATIONS.......... 18

ARTICLE IX          ORDINARY REPAIRS..................................... 22

ARTICLE X           FLOOR LOAD; OFFICE EQUIPMENT; MOVING HEAVY
                    EQUIPMENT............................................ 24

ARTICLE XI          LAWS, ORDINANCES, AND REQUIREMENTS OF PUBLIC
                    AUTHORITIES.......................................... 25

ARTICLE XII         COMPLIANCE WITH INSURANCE REQUIREMENTS
                    AND CERTIFICATE OF OCCUPANCY......................... 29

ARTICLE XIII        OBSERVANCE OF RULES AND REGULATIONS AND
                    COVENANT OF QUIET ENJOYMENT.......................... 30

ARTICLE XIV         LIABILITY INSURANCE; EXCULPATION OF LANDLORD
                    AND TENANT........................................... 31

ARTICLE XV          DAMAGE BY FIRE OR OTHER CASUALTY..................... 37

ARTICLE XVI         BANKRUPTCY; REMEDIES................................. 39

ARTICLE XVII        CONDEMNATION......................................... 40

ARTICLE XVIII       ELECTRICITY.......................................... 42

ARTICLE XIX         ENTRY................................................ 43

ARTICLE XX          RIGHT TO CHANGE PUBLIC PORTIONS OF
                    THE BUILDING......................................... 45

ARTICLE XXI         LANDLORD'S AND TENANT'S RIGHT TO PERFORM............. 45

ARTICLE XXII        SERVICES, FACILITIES AND EQUIPMENT................... 45

ARTICLE XXIII       SIGNS AND GLASS...................................... 48

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

ARTICLE XXIV        PRIME LEASE AND SUBORDINATION......................   49

ARTICLE XXV         LANDLORD'S TITLE...................................   50

ARTICLE XXVI        RIGHTS OF HOLDER OF LEASEHOLD MORTGAGE IN
                    THE EVENT OF DEFAULT BY LANDLORD...................   51

ARTICLE XXVII       SURRENDER OF PREMISES..............................   51

ARTICLE XXVIII      EFFECT OF CONVEYANCE OR ASSIGNMENT BY
                    LANDLORD...........................................   52

ARTICLE XXIX        WAIVERS............................................   52

ARTICLE XXX         DEFAULTS...........................................   52

ARTICLE XXXI        NOTICES............................................   54

ARTICLE XXXII       ESTOPPEL CERTIFICATE...............................   55

ARTICLE XXXIII      PLURALS AND PRONOUNS, SUCCESSORS AND
                    ASSIGNS............................................   56

ARTICLE XXXIV       ENTIRE AGREEMENT, CAPTIONS, SEVERABILITY...........   57

ARTICLE XXXV        MEMORANDUM OF LEASE................................   57

ARTICLE XXXVI       CONTINUANCE OF OCCUPANCY...........................   57

ARTICLE XXXVII      BROKERAGE..........................................   57

ARTICLE XXXVIII     HOLDOVER TENANCY...................................   58

ARTICLE XXXIX       RELOCATION.........................................   58

ARTICLE XL          MISCELLANEOUS......................................   58

ARTICLE XLI         EXCULPATION........................................   59

ARTICLE XLII        PARKING............................................   59

RIDER TO LEASE
EXHIBIT  A          DEMISED PREMISES
EXHIBIT  B          DESCRIPTION OF THE LAND
EXHIBIT  C          SCHEDULE FOR DEVELOPMENT OF TENANT PLANS -
                    [INTENTIONALLY DELETED]
EXHIBIT  D          ONE CIVIC CENTER PLAZA RULES AND REGULATIONS
EXHIBIT  E          MORTGAGES
SECTION  IV         ONE CIVIC CENTER PLAZA CLEANING SPECIFICATION

                                   L E A S E
                                   ---------


     THIS LEASE, made this 12th day of March, 1997, between HAMILTON OIL BUILDING PARTNERSHIP, a California general partnership, with its principal place of business in Denver, Colorado (hereinafter referred to as "Landlord"), and RYDER TRS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                             W I T N E S S E T H :

                                   ARTICLE I
                                   ---------
                                DEMISE AND USE

     1.1 Upon the terms and conditions hereinafter set forth, Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises described in EXHIBIT A, attached hereto and made a part hereof, in the Building (hereinafter defined) erected on Land (hereinafter referred to as the "Land") located in the City of Denver, County of Denver, State of Colorado, the Land being more particularly described in EXHIBIT B, attached hereto and made a part hereof. No easement for light or air is included in the Demised Premises; provided, however, that if Landlord, its successors or assigns: (i) builds a new building on the south parcel (as the same is defined in the Prime Lease); (ii) otherwise directly causes or permits (other than its decision not to exercise its option on the south parcel) a structure to be built upon it; or (iii) otherwise directly causes or permits a structure to be built upon the seventeenth (17th) floor roof of the Building (other than antennae or dishes which do not materially obstruct Tenant's view from the Demised Premises), which obstructs Tenant's view from the Demised Premises, Tenant shall have the option upon giving Landlord one hundred eighty (180) days prior written notice after Landlord, its successors or assigns, obtains a building permit for the structure to either terminate this Lease or relocate to the new building. Landlord shall notify Tenant in writing of its intent to build such a structure within ten (10) days after obtaining such a permit.

     1.2 Except as otherwise expressly provided in this Lease, all the outside walls of the Demised Premises (as hereinafter defined) are expressly reserved to Landlord, and access to any space in the Demised Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, shall be made available to Landlord in a manner consistent with Article XIX, below.

     1.3 Tenant may use the Demised Premises for general office uses and for no other purpose; provided, however, that Tenant may, subject to appropriate governmental approvals, install within the Demised Premises any of the following amenities for its employees:

               a. an exercise facility so long as it does not unreasonably disturb other tenants;

               b. food preparation and eating facility; provided that the Tenant shall not install a full service kitchen which requires venting of odors and smoke, and grease traps; and

               c. day care services, subject to Landlord's consent which shall not be unreasonably withheld.

     1.4 Nothing in this Lease shall be deemed to constitute Tenant as a partner or an associate in business with Landlord, or to make Tenant responsible in any way for the business of Landlord. Neither Landlord nor Tenant shall have control over or responsibility for employees of the other.

     1.5 Tenant shall have the nonexclusive right, subject to the terms and conditions of this Lease, with other tenants of the Building to use the Common Areas of the Building.

                                  ARTICLE II
                                  ----------
                                  DEFINITIONS

     2.1 The following terms shall, for all purposes of this Lease, and all agreements supplemental hereto, have the meanings herein specified unless the context otherwise requires. This Article shall not be construed to limit the general applicability of terms elsewhere defined in this Lease.

     2.2 "Building" shall mean the tower office building consisting of not less than twenty-two (22) stories, including ground floor and all other improvements erected by Landlord, at Landlord's expense, and located at the corner of 16th Avenue and Broadway (1560 Broadway), Denver, Colorado.

     2.3 "Building Services" shall mean the provision of electricity, heating, ventilating, air conditioning, elevator service, and water to the Demised Premises in accordance with the terms of this Lease.

     2.4 "Commencement Date" shall mean May 15, 1997. In no event shall the Commencement Date be later than May 15, 1997.

     2.5 "Common Areas" shall mean all areas and facilities which are outside the Demised Premises and are designated for the common use, convenience or benefit of Tenant and other occupants of the Building, including, but not limited to, corridors, restrooms, lobbies, walkways, landscaped areas, telephone closets, electrical rooms and janitorial closets.

     2.6 "Demised Premises" and "Premises" shall mean the space consisting of approximately 66,306 rentable square feet described in EXHIBIT A and referred to in Section 1.1 of this Lease.

     2.7 "Holidays" shall mean those days celebrated each calendar year as New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, or other national legal holidays recognized by national banks in Denver, Colorado.

     2.8       The word "Lease" shall mean this instrument.

     2.9 "Normal Business Hours" shall mean from 7:00 a.m. to 6:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m. Saturdays (Sundays and Holidays excepted).

     2.10      The word "Term" shall have the meaning hereinafter defined.

                                  ARTICLE III
                                  -----------
                                     TERM

     3.1 The Term of this Lease shall be ten (10) years and four (4) months to commence on the Commencement Date and to end, unless sooner terminated or renewed, at midnight on the last day of the on hundred twenty-fourth (124th) full calendar month thereafter. Promptly after the Commencement Date, Landlord and Tenant will execute an agreement in recordable form (hereinafter referred to as the Commencement Date Agreement) stating, among other things, the certified square foot area of the Demised Premises, the commencement and expiration dates of this Lease and the Annual Base Rent.

                                  ARTICLE IV
                                  ----------
                                PRIOR OCCUPANCY

     4.1 Tenant may, upon complete execution of this Lease and prior to the Commencement Date, move into and occupy any portion of the Demised Premises (hereinafter known as "Prior Occupancy") for purposes of completing the tenant improvements to the Demised Premises and occupying the Demised Premises after completion, without payment of Rent or commencement of the Term. Such Prior Occupancy shall not be deemed a taking of possession by Tenant and shall not operate to commence the Term of this Lease for all or any part of the Demised Premises, nor shall it operate to diminish or affect any right of Tenant to require completion and availability of the entire Demised Premises or diminish or affect any right of Tenant to cancel this Lease (including the Prior Occupancy) because of incompletion or unavailability of the entire Demised Premises. If such cancellation shall occur, Tenant shall remove from and surrender that part of the Demised Premises occupied under the

Prior Occupancy within sixty (60) days after notice of such cancellation shall have been given.

               Except as otherwise provided in this Article or as required by the nature of the Prior Occupancy, such Prior Occupancy shall be deemed to be under all of the terms, covenants, conditions, and provisions of this Lease.

                                   ARTICLE V
                                   ---------
                               ANNUAL BASE RENT

     5.1 Tenant agrees to pay to Landlord for the use of the Demised Premises in lawful money of the United States, a base annual rent (hereinafter "Annual Base Rent") in the sum of ***SEE RIDER TO LEASE***. At Landlord's option a service charge of five percent (5%) of the rental payment due shall be paid as additional rent in the event any rental payment is unpaid after the first day of any calendar month; provided, however, that Tenant shall be entitled to two (2) grace periods of five (5) days each after receipt of written notice from Landlord during any twelve (12) consecutive calendar month period during the Term of the Lease during which period Tenant shall not be charged a service charge; provided further, however, if the grace periods have been utilized or the payment is made after the fifth (5th) day, the service charge may be imposed. The total annual amount of the base rent shall be computed in the manner set forth in this section and set forth in the Commencement Date Agreement. All payments shall be made at the office of the Landlord in Denver, Colorado, or at such other place as may from time to time be designated by the Landlord, in accordance with the provisions of Article XXI, and shall be made without demand and without any set off or counterclaim whatsoever, except as expressly provided otherwise in the Lease.

     5.2 If the Commencement Date is not on the first day of the month, or if the Lease termination date is not the last day of the month, a pro-rated monthly installment shall be paid at the then current rate for the fractional month during which the Commencement Date and/or the termination date occurs.

                                  ARTICLE VI
                                  ----------
                              ADJUSTMENT OF RENT

     6.1 If, in any calendar year or partial calendar year during the Term hereof the Operating Expenses, as hereinafter defined, of the Building should exceed the actual amount of Operating Expenses experienced by the Landlord in calendar year 1997 (or with respect to the renewal term, the calendar year in which the renewal term commences) per rentable square foot of area therein (such excess being hereinafter referred to as the "Operating Expense Differential"), then as additional rent for that year, or partial calendar year, Tenant shall pay for each rentable square foot of floor space leased hereunder an amount equal to the Operating Expense Differential, all in accordance with the terms herein. Except for increases in real estate taxes, insurance and utilities, Landlord agrees that increases in other Operating Expenses for which Tenant shall be obligated during the Term of this Lease will not increase more than four percent (4%) in any year during the Term of this Lease over the immediately preceding year; provided, however, that such percentage shall be increased by the unused portion of the four percent (4%) cap for the preceding three (3) years of the Term of the Lease. It is further agreed and understood that this shall constitute a cap on the Tenant's share of Operating Expense during the Term of this Lease, other than real estate taxes, insurance and utilities which shall not be subject to the cap.

     6.2 At or prior to the commencement of any calendar year during the Term hereof after 1997, Landlord may deliver to Tenant a written estimate of any additional rent (such expense being hereinafter referred to as "Estimated Operating Expense Differential") which may be due hereunder during any such succeeding year, whereupon the monthly rental for such full or partial calendar year shall be increased by 1/12 of the amount of the Estimated Operating Expense Differential for that particular year; provided, that the foregoing shall be subject to the Tenant's right to review, question or audit. The Estimated Operating Expense Differential shall be set forth in reasonable detail, and shall contain (i) a line-item breakdown of component costs, and (ii) the method of calculation of any gross-up performed by Landlord in estimating Operating Expenses.

     6.3 Statements showing the actual Operating Expenses of the Building and Tenant's proportionate share thereof (hereinafter referred to as "Statement of Actual

Adjustment") shall be delivered by Landlord to Tenant within a reasonable period of time after the end of any calendar year (not to exceed 180 days) in which Estimated Operating Expense Differential was paid by Tenant or due Landlord under the provisions hereof. Subject to Tenant's right to question and audit and obtain a refund if appropriate, within forty-five (45) days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay to Landlord the amount by which the actual adjustment exceeds the amount paid by Tenant as Estimated Operating Expense Differential during said previous calendar year, or Landlord shall credit Tenant the amount by which the Estimated Operating Expense Differential exceeded the Statement of Actual Adjustment. The Statement of Actual Adjustment shall be set forth in reasonable detail, and shall contain (i) a line-item breakdown of component costs; (ii) the method of calculation of any gross-up; (iii) the method of prorating the wages, salaries and payroll burden of employees engaged primarily, but not solely, in the management, operation or maintenance of the Building; and (iv) an explanation in reasonable detail of any proportionate cost attributable to the Building which represents either a proration of costs shared by one or more buildings or a proration of costs between the office portion of the Building and the retail portion of the Building.

            The total rentable area of the Building as of the date of this Lease is stipulated to be 589,157 square feet, and the rentable area of the Demised Premises is stipulated to be 66,306 square feet, which results in Tenant's pro rata share being 11.254%.

     6.4 The computations set forth in this Article shall be made on a calendar year basis except if this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, in such event the computations shall be made on the basis of the proportion that the number of days that this Lease was in effect for such calendar year bears to 365.

            For the purposes of this Lease, Operating Expenses shall mean any and all costs paid or incurred in connection with the operation, servicing, maintenance and repair of the Building, determined in accordance with Generally Accepted Accounting Principles consistently applied (on an accrual basis) which shall include, but not be limited to the following:

            a. All real estate taxes, assessments, governmental levies, county taxes or any other governmental charge, ordinary or extraordinary, unforeseen, as well as foreseen, of any kind or nature whatsoever, which are or may be assessed or imposed upon the Building under the laws of the United States, the State of Colorado, or any political subdivision thereof, or by the City of Denver, as a substitute in whole or in part for taxes payable or hereinafter imposed on the Building or resulting from or due to any change in method of taxation, but excluding any income, franchise, excise, corporation, estate, inheritance, succession, capital stock or transfer tax levied on Landlord to the extent that it is not a substitute in whole or in part for real estate taxes. Any special assessment or charge in excess of Forty Thousand Dollars ($40,000) which is paid in a lump sum other than on an annual basis shall be allocated either: (i) over the term of the assessment; or (ii) in the manner reasonably consistent with other comparable high-rise office building in the central business district of Denver, Colorado, which are subject to the same assessment; provided, that any special assessment or charge which is expensed in such a manner shall be amortized with interest at the rate of nine percent (9%) per annum.

            b. Compensation provided in the form of wages, salaries and such other compensation and benefits (including insurance, welfare, retirement, vacation, holiday, sick pay, and other fringe benefits) as well as any adjustments thereto for the following classes of employees, employees of agents, or agents of Landlord performing services rendered in connection with the management, operation and maintenance of the Building:

                        (i)     superintendent of the Building;

                        (ii)    Building department heads and assistants;

                        (iii)   clerical and accounting staff;

                        (iv) elevator operators, including starters and assistant starters;

                        (v) window cleaners, porters, janitors, cleaners, dusters, sidewalk shovelers and miscellaneous handymen;

                        (vi) watchmen, gardeners, caretakers and persons engaged in patrolling and protecting the Building;

                        (vii) engineers, firemen, mechanics, electricians, plumbers and persons engaged in the operating and maintenance of the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building; and

                        (viii) carpenters, plasterers, painters and other persons engaged in connection with the management, operating and maintenance of the Building.

            c. The uniforms of employees specified in subdivisions (b) above and the cleaning, pressing and replacement thereof.

            d. Payroll taxes, including federal and state unemployment taxes and social security taxes and any other such taxes that may be created, payable in connection with the employment of any of the employees specified in subdivision (b) above.

            e. Premiums and other charges incurred by Landlord with respect to the following insurance on employees specified in subdivision
                 (b) above, and on the Building as required by the Prime Lease referred to in Article XXIV, but excluding sums reimbursable to Landlord from Lessor under said Prime Lease, and if Landlord elects to self insure some or all of the risks as would normally be covered by a reasonably prudent operator an amount deemed to be equal to the amount which would have been incurred if insurance had been purchased.

                        (i) fire, extended coverage, including windstorm, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke, and all risk;

                        (ii)    public liability;

                        (iii)   elevator;

                        (iv) boiler damage, water damage, legal liability, and pilferage on Building equipment and materials;

                        (v) workmen's compensation for the employees specified in subdivision (b) above;

                        (vi) health, accident, disability and group life on employees enumerated in subdivision (b) above as therein qualified; and

                        (vii) other insurance which a reasonably prudent operator of a first-class office building would carry or which the holder of any mortgage affecting the

                                Building or the Building and the Land might require to be carried under the terms of such mortgage.

                 f. Costs or premiums (but not penalties or interest for late payments) incurred for electricity, steam, gas, water, or other utilities or fuels required in connection with the operation and maintenance of the Building, including electricity furnished by Landlord pursuant to Section 18.1.

                 g.   Water and sewer charges.

                 h. Repairs or maintenance of the Building and the cost of supplies, tools, materials, and equipment used in connection therewith to the extent that the same are customarily charged as operating expenses by landlords of comparable high-rise office buildings in the central business district of Denver, Colorado.

                 i. Replacement of tools and equipment to the extent that the same are customarily charged as operating expenses by landlords of comparable high-rise office buildings in the central business district of Denver, Colorado.

                 j. Charges of any independent contractor incurred in connection with operating, maintaining or repairing the Building and its appurtenances, including inspection and servicing of elevator, electrical, plumbing and mechanical equipment; and the furnishing of cleaning and janitorial services and the cost of materials, tools, supplies, and equipment used in connection therewith.

                 k. Sales, use and excise taxes on goods and services purchased or provided by Landlord to properly manage, operate and maintain the Building.

                 l. Taxes levied against and paid by Landlord on rents collected, excepting taxes levied and paid under the provision of (a) above.

                 m.   Vaults or tunnel taxes, permits or rentals.

                 n.   License, permit and inspection fees.

                 o.   Auditor's fees for public accounting.

                 p. Legal fees of outside or special counsel retained by Landlord in connection with proceedings for the reduction of real estate taxes, labor relations, or other matters to the extent that the same shall be of general benefit to all tenants in the Building.

                 q. Cost of telephone, telegraph, postage, stationery supplies and other materials required for routine operating of the superintendent's office.

                 r. Association dues and subscriptions which are for the benefit of the Building.

                 s. Management fees, not to exceed four percent (4%) of the Building's gross rents in any calendar year, and to the extent comparable management fees are customarily charged as operating expenses by other landlords of comparable high-rise office buildings in the central business district of Denver, Colorado; provided that the management fees shall not include salaries of Building personnel whose salaries are directly paid by the Building and constitute Operating Expense under Section 6.4, supra.
                                                                      -----

                 t. Restroom keys, security passes, directory strips, and control cards.

                 u. Amortization of capital improvements which the Landlord believes in the exercise of its reasonable business judgment will improve Building operating efficiencies or which may be required by governmental authorities due to change in law, rules or regulations or the interpretation of existing laws by applicable governmental authorities which become effective after the date of this Lease with interest at the rate of nine percent (9%) per annum on the unamortized amount; provided, however, that the Landlord may charge as an Operating Expense the cost of capital improvements associated with compliance with the American's With Disabilities Act ("ADA") in the common areas and public restrooms in the Building.

                 v. Such other reasonable expenses and costs of any nature whatsoever, whether or not herein mentioned, which would be construed as an operating expense by a reasonably prudent operator and in accordance with sound real estate accounting practices.

          Notwithstanding anything contained in this Article, no expense incurred for the following shall be included in Operating Expenses.

          a. Any repairs to the Building including the Demised Premises where the occurrence causing the damage or loss necessitating repair is reimbursed by insurance carried by Landlord, or would be reimbursed by insurance as would have normally been carried by a reasonably prudent operator and for which a charge is includable under the provisions specified in item (e) above.

          b. Leasing or procuring new tenants including leasing commissions paid to agents of Landlord or other brokers.

          c. Renovating space for new tenants or in renovating space vacated by any tenant.

          d. Income, capital stock, estate or inheritance taxes payable by Landlord provided the same shall not have been levied as a substitute for or supplement to real property taxes.

          e. Cost of utilities charged to tenants and any portion of Landlord's payroll, material, and contract costs of other services charged to tenants.

          f.   Costs incurred by Landlord for Tenant's alterations.

          g.   Cost of painting and decorating the premises of other tenants.

          h.   Depreciation of the Building.

          i.   Cost of capital improvements (except as set forth in (u) above).

          j. Interest on debt or amortization payments on any mortgage or mortgages, or any rent or other amounts paid under or because of any ground or air rights lease.

          k. Any cost or expense of any nature whatsoever which Landlord shall incur in connection with the operation of the Building which is specifically reimbursed to the Landlord from any source, charged directly to the tenant on whose behalf it is incurred (whether or not the same shall finally be paid), or for which Landlord is otherwise compensated or recoups such expense by way of setoff, reduction of recovery allowed, or otherwise.

          l. Advertising, marketing or promotional expenses (except those related to existing tenant relations, such as tenant newsletters, holiday decorations and event, and other tenant relation services), including such expenses incurred in leasing or procuring new tenants.

          m.   Repairs or rebuilding necessitated by casualty or condemnation.

          n. The salaries and benefits of executive officers of Landlord, if any, but not to the extent the amount paid would otherwise be included as an Operating Expense under the first Section 6.4(b).

          o. Except for cost related to hazardous or toxic materials which are customarily used in comparable high-rise office buildings in the central business district of Denver, Colorado, costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy any spill or discharge of hazardous or toxic materials within, on, under or about the Building of a condition which existed on the Commencement Date or which was caused by another tenant in the Building or by a third party.

          p. Costs of special services (which shall not include normal variations in repairs or the need for repairs), not rendered or offered without reimbursement to all tenants of the Building.

          q. The costs of electrical power provided to the premises of other tenants or occupants of the Building which those tenants are required to pay under their leases other than as their share of Operating Expenses.

          r.   Space planning fees and commissions.

          s. Tenant concessions and any other costs associated with the leasing or sale of the Building, or the assignment of the Prime Lease, or any portion thereof.

          t. Landlord's costs of any special service sold to any tenant or occupant of the Building for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease or occupancy agreement with that tenant or other occupant (including, without limitation, after-hours HVAC costs or excess electrical consumption costs incurred by other tenants or occupants).

          u. Any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord any general partner, officer or director of Landlord or any of its general partners, to the extent they exceed arms-length competitive prices paid by comparable high-rise office buildings in the central business district of Denver, Colorado, for the services or goods provided.

          v. Costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership or organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations).

          w. Costs incurred in excess of what would customarily be charged as an operating expense due to Landlord's violation of any terms and conditions of this Lease or any other lease relating to the Building or any willful violation by Landlord of any law, ordinance or governmental rule or regulation affecting the Building, including without limitation, late charges, penalties or interest.

          x. Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building in excess of those charged by unaffiliated companies providing the same quality of the same services.

          y. Except for a concierge service operated for all tenants of the Building, compensation paid to clerks, attendants or other persons in commercial concessions operated in or around the Building by Landlord.

          z. Legal or accounting fees, costs and disbursements for (i) negotiating leases, (ii) enforcing the lease obligations of other tenants in the Building other than the general enforcement of the Building rules and regulations and other non-rental paying obligations of all tenants in the Building, or (iii) defending lawsuits with other tenants or mortgagees who allege a breach of an agreement with Landlord.

          aa. The costs and/or salaries of off-site management personnel except the pro rata portion attributable to the Building based upon the amount of time spent on Building matters.

          bb. Title insurance, automobile insurance, key man and other life insurance, long-term disability insurance and health, accident and sickness insurance, except only for group plans providing reasonable benefits to persons of the grade of building manager and below employed and engaged in operating and managing the Building.

          cc. Except as there may otherwise be a substitute for taxes set forth in the first Section 6.4a above, any franchise, succession, transfer, gift tax, capital levy or corporation.

          dd. Any cost of utilities, maintenance or operation of the retail portions of the Building, in excess of the Operating Expenses charged to other tenants (on a per square foot of rentable area basis) in the Building.

          ee. Any bad debt losses, rent losses or reserves for bad debt or rent losses.

          ff. Any cost related to the operation, maintenance or repair of the parking garage.

          gg. The cost of (i) existing sculptures, paintings and art work in and around the Building; and (ii) future acquisitions of sculptures, paintings and art work for Common Areas, to the extent the cost of the item is in excess of $25,000 in any year.

          hh. The cost of future acquisitions of sculptures, paintings and art work for other than in Common Areas of the Building.

          Landlord shall not recover through Operating Expenses any item of cost more than once. Landlord shall, at all times during the entire Term of this Lease, operate, manage, maintain and repair the Building in a manner consistent with other comparable high-rise office buildings in the central business district of Denver, Colorado.

          If at any time during the Term of this Lease the occupancy of the Building is less than one hundred percent (100%) of its capacity, then for the purpose of this Article, the Operating Expenses per rentable square foot of rentable floor space shall nevertheless be computed as if the Building were one hundred percent (100%) occupied.

          The obligations of Landlord and Tenant under this Article shall survive the expiration or other termination of this Lease.

          All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including Estimated Operating Expense Differential pending computation of the Statement of Actual Adjustment applicable thereto, shall be deemed additional rent, and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of rent.

          Notwithstanding anything contained in this Article VI, any increase in Operating Expenses resulting from a change in policy or practice in the operating of the Building shall be included in Operating Expenses only if such change in policy or practice is one which would have been made by a reasonably prudent operator of a comparable first-class office building, but only if it is not otherwise specifically excluded under this Section 6.4.

          In no event will the Annual Base Rent be reduced below the amount in
Article V as a result of any adjustments pursuant to this Article.

     6.5 Audit. Landlord shall maintain at all times during the Term of this Lease full, complete and accurate books of account and records (prepared in accordance with generally accepted accounting practices on a cash basis, with variations consistent with the practices followed by comparable office building owners in Denver, Colorado) with respect to Operating Expenses, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly audit the Operating Expenses for each year of the Lease Term (as well as the Base Year). Upon reasonable notice from Tenant, Landlord shall make available for Tenant's inspection (or inspection performed by Tenant's accountant and/or consultants) at Landlord's office during normal business hours, Landlord's books and records relating to the Operating Expenses for the most recent full calendar year, except that any audit of the Base Year must occur within twelve (12) months after the end of the Base Year and the audit of all subsequent years must occur within six (6) months of the date Landlord delivers the Statement of Actual Adjustment to Tenant. If neither Landlord nor Tenant shall revise or challenge the Statement of Actual Adjustment within said six (6) month period, the year in question shall be deemed closed and neither Landlord nor Tenant shall be entitled to recover, as the case may be, undercharges or overcharges for that year. In the event Tenant challenges the calculation of a particular line item on the Statement of Actual Adjustment, it may audit the calculation of such line item (but not the entire Statement of Actual Adjustment) for the prior two (2) years. If, on the basis of Tenant's review of Landlord's books and records, any Statement of Actual Adjustment is determined to be in error (that is to have resulted in an over charge to Tenant), Landlord shall (subject to its right to contest) reimburse Tenant within thirty (30) days following such determination for any overpayment of Operating Expenses, and, in addition, if the error resulted in an overcharge to Tenant of five percent (5%) or more of the total Operating Expenses of the Building, Landlord shall also reimburse Tenant, within thirty (30) days after receipt of evidence of the cost, the reasonable cost of Tenant's audit of Landlord's books and records (limited to the reasonable hourly rate cost, without contingent fee, of Tenant's accountant or consultant, neither of which costs may be included as a Operating Expense). If, however, as a result of Tenant's audit it is determined that Landlord undercharged Tenant for the Operating Expense in question, Tenant shall reimburse Landlord for the undercharged amount.

                                    ARTICLE
                                   --------
                     ASSIGNMENT, MORTGAGING AND SUBLETTING

     7.1 Tenant will not, without the prior written consent of Landlord first obtained in each case, sell, assign, mortgage, deed in trust or transfer this Lease or sublet all or part of the Demised Premises. Tenant may, however, without securing Landlord's consent, sublet any portion of the Demised Premises to a subsidiary or affiliate of Tenant or assign or otherwise transfer this Lease to any subsidiary or affiliate of Tenant or to any successor by consolidation, merger, holding company, sale of all or substantially all of Tenant's assets or stock or transfer of stock on a public exchange, or other corporate action, provided that such successor shall have a net worth as determined in accordance with Generally Accepted Principles of Accounting at least equal to or greater than One Hundred Million Dollars ($100,000,000). Each assignee or transferee (but not a sublessee) shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Annual Base Rent, additional rent and adjustments of rent, and for the total performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for Term of this Lease. No assignment, subletting, or other transfer of this Lease (other than to a successor resulting from a consolidation, merger or a sale of all or substantially all of the Tenant's assets or stock and the net worth criteria is satisfied which shall release Tenant from any future liability or obligations under this Lease) shall in any way relieve Tenant from its obligations under this Lease. No assignment shall be binding on Landlord unless such assignor shall deliver to Landlord a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by the assignee; but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. The consent of Landlord, if required, to an assignment shall not include the right of further assignment.


     7.2 With respect to any assignment, sublease or other transfer of any interest herein or in the Demised Premises, Tenant shall notify the Landlord in writing (hereinafter referred to as "Transfer Notice") of the terms of the proposed assignment or subletting and the area so proposed to be assigned or sublet. To the extent Landlord's consent is required, it shall advise Tenant within fifteen (15) days after receipt of Tenant's Transfer Notice and all of the information which is required to be provided by Tenant. Notwithstanding any contrary provision herein, Tenant shall pay to Landlord, promptly following Tenant's receipt thereof, the amount by which all rental and other payments (whether paid in installments, as lump sum or otherwise) relating to the space in question received by Tenant exceed the Base Rent, Additional Rent and other amounts payable pursuant to this Lease for the subject period with respect to such space (with the rental and other amounts payable by Tenant for the Premises allocated on the basis of leasable area). Amounts payable under this Section by Tenant to Landlord shall be based on gross figures and shall be net of the following costs incurred by Tenant in connection with the transaction in question: tenant improvements, leasing commissions, reasonable market concessions, advertising costs and reasonable fees for legal, architectural and engineering services, and any costs (leasing commissions and tenant improvements) incurred by Tenant in connection with the transaction in question. The provisions of this Section shall apply regardless of whether such assignment, sublease or other transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this Section shall not cure any default under this Lease arising from such assignment, sublease or transfer. An assignment, transfer or sublease which does not require Landlord's consent shall be subject to this Section 7.2 only if the applicable transfer instrument specifically requires the assignee, transferee or assignee to pay Tenant an amount of rent for the Demised Premises which Landlord would otherwise be entitled to receive under this Section 7.2. Tenant shall not artificially structure any assignment, sublease or other transfer in order to reduce the amount payable to Landlord under this Section, nor shall Tenant take any steps for the purpose of circumventing its obligation to pay amounts to Landlord under this Section.

     7.3 In the event Tenant completes a sublease with a third party, the sublease shall be subject to and made upon the following terms:

          a. Any such sublet shall be subject to the terms of this Lease and no term thereof may extend beyond the expiration of this Lease.

          b. The use to be made of the Sublet Space shall be a legal use and in keeping with the character and tenant mix of the Building.

          c. No sublease shall be valid and no subtenant shall take possession of the premises subleased until an executed counterpart of such sublease has been delivered to the Landlord and approved thereby as being in accordance with the terms hereof.

          d. No sublessee shall have a right to further sublet, and no sublessee shall alter or remodel the premises without Landlord's prior written consent.

          Any use or occupancy of the Demised Premises by any corporation or entity which controls or is controlled by the Tenant or under common control with the Tenant shall be a use or occupancy of the Demised Premises by the Tenant and shall not be deemed an assignment or subletting of the Demised Premises or transfer of any right, title or interest of this Lease, the leasehold estate created thereby or any part of same to any such corporation or entity notwithstanding, that the corporation or entity may reimburse or pay the Tenant any part of the cost to Tenant for such use and occupancy.

     7.4 In any case, where Landlord's consent is required under this Article VII, it shall not be unreasonably withheld or delayed.

                                    ARTICLE
                                   --------
                  LANDLORD'S WORK; TENANT'S WORK; ALTERATIONS

     8.1 Landlord shall provide the Demised Premises to Tenant in their "As Is" condition, without any demolition of the existing improvements.

     8.2 Landlord, at Landlord's expense, has previously provided ceilings throughout the Demised Premises, installed with ceiling grid, ceiling tile, light fixtures, sprinkler system and heating, ventilating, air conditioning distribution system. Any revisions, moving or substitutions and improvements of this ceiling system and components which occur because of the requirements of Tenant's space development plans and specification will be at Tenant's expense to the extent the cost thereof exceeds the tenant improvement allowance.

     8.3 The work previously performed by Landlord in the Demised Premises, consisting of the items set forth in Section 8.2 hereof and the ADA work to be performed by Landlord in the restrooms (exclusive of the showers) within the Demised Premises, are sometimes referred to herein as "Landlord's Work." The work to be performed by Tenant in otherwise constructing the Demised Premises in accordance with the provisions of Sections 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, and 8.12 immediately below is sometimes cumulatively referred to herein as "Tenant's Work." Within thirty (30) days after the execution of this Lease, Tenant shall submit to Landlord a Construction Schedule designed to meet the time periods set forth in this Lease. Landlord shall not unreasonably withhold or delay its approval of such Construction Schedule.

     8.4 Tenant shall have plans and specifications prepared for the construction of the Demised Premises for Tenant. Tenant will submit those plans and specifications for Landlord's approval, which will not be unreasonably withheld or delayed. Landlord will review such plans and specifications without charge and will, within seven (7) days after the receipt of the complete plans and specifications, indicate to Tenant any changes, corrections or objections which it may have to them. Landlord, as of the date hereof, has reviewed and approved the Tenant's Space Plan dated February 13, 1997, and attached hereto as EXHIBIT F.

     8.5 When the plans and specifications for the construction of the Demised Premises are completed and approved by Landlord, Tenant shall complete the Tenant's Work in accordance therewith.

          a. Tenant shall have the right to employ a contractor, an architect and other persons of its own choosing to perform the work and shall be responsible for the payment of them, provided, that Tenant shall, if it can agree upon a contract reasonably acceptable to Tenant, employ Kazin & Associates as the electrical design engineer and ABS Consultants, Inc., as the mechanical design engineer. In the event Tenant has been unable to negotiate contracts with either Kazin & Associates or ABS Consultants, Inc., which are reasonably acceptable to Tenant, it shall advise Landlord of the problem and allow Landlord to attempt to resolve the problem for Tenant before Tenant selects another electrical design or mechanical design engineer. Landlord shall have a reasonable right to approval over the contractor(s) selected by Tenant evaluating such contractor(s) upon factors such as the contractor(s') level of experience, insurance carried by the contractor(s) and past dealings between Building management and the contractor(s); provided, that PCC, Inc. (Provident Construction, Inc.) shall be deemed to have been approved by Landlord as the general contractor. Landlord must give Tenant written notice of disapproval of any contractor within seven (7) days of notification of the identity of a contractor or Landlord will be presumed to have approved such contractor.

          b. Landlord shall have no right to receive any fee or remuneration related to Tenant's Work unless it is for work specifically performed by Landlord or for Landlord by its agents pursuant to a separate contractual arrangement for extraordinary work which Landlord is required to perform for the Building as a direct result of Tenant's Work.

          c. Tenant shall employ people and means to insure so far as may be possible the operation of the Building without interruption on account of strikes, work stoppages or similar causes for delay. All contracts of Tenant involving improvements, architectural and related services in the Demised Premises shall provide for the periodic delivery of lien waivers by the contractor and/or architect and shall contain indemnity clauses by which contractor will indemnify and hold Landlord harmless against any claim for wages, materials or other liabilities arising out of the contract. No less than seven (7) days prior to commencement of construction, Tenant shall supply Landlord, for its review and approval, copies of all construction contracts, the construction budget (contractor bids), certificates of insurance from Tenant and its contractors which name Landlord, its property manager, its investment advisor, and their respective employees and agents as additional insureds and if requested by the Landlord. The Landlord shall have seven (7) days after receipt of the documents referred to in the immediately preceding sentence (except the construction budget) to review and either approve or object to the documents, which shall not be unreasonably withheld, conditioned or delayed.

          d. Tenant shall notify Landlord at least twenty (20) days prior to the commencement of Tenant's Work or first delivery of materials to the Demised Premises. Landlord shall have the right to enter the Demised Premises for purposes of posting such notices of nonresponsibility or other notices designed to prevent Landlord, the Building and/or the Demised Premises from being liable for the costs of such improvements. Tenant agrees to defend, indemnify and hold Landlord harmless against any and all claims of liens, including, without limitation, reasonable attorneys' fees arising out of the improvements made by Tenant to the Demised Premises, including, without limitation, Tenant's Work.

     8.6 Tenant shall make all progress and final payments in connection with construction and moving; provided, however, that Landlord will periodically pay Tenant its pro rata share of the tenant improvement allowance (which shall be equal to a fraction the numerator of which is the total tenant improvement allowance and the denominator of which is the total estimated cost of the tenant improvements) less any retainage not to exceed ten percent (10%) which shall be paid with the final invoice within fifteen (15) business days of receipt and approval by Landlord of the following: (a) contractor's invoice/application for payment or other reasonably satisfactory evidence; (b) lien waivers and/or releases from each contractor, subcontractor and supplier; and (c) summary of approved change orders. Within fifteen (15) business days of the receipt and approval by Landlord of the following: (i) final contractor's invoice/application for payment or other reasonably satisfactory evidence; (ii) final lien waivers and/or releases from each contractor, subcontractor and supplier; (iii) final summary of approved change orders; (iv) contractor warranties; (v) certificate from Tenant that final punchlist has been completed and copy of final punchlist; (vi) final inspection and certificate of completion from Landlord's architect/consultant which shall be completed within fifteen
(15) days of the receipt by Landlord of Tenant's certificate that the final punchlist has been completed; and (vii) copy of Tenant's Final Inspection Approval Certificate, Landlord shall reimburse or pay Tenant the final contractor invoice, including the amount of any retainage; provided, however, that the periodic payments of the tenant improvement allowance will only be paid to Tenant for the actual cost of tenant improvements made in accordance with the agreed upon plans and specifications and to the extent the cost of Tenant's Work exceeds the tenant improvement allowance, Tenant shall be responsible for and shall pay said excess.

     8.7 During the construction of Tenant's Work, Landlord, its agents and architect/consultant shall have the right to enter upon the Demised Premises for the purpose of inspecting Tenant's Work to insure, solely for the benefit of Landlord, that Tenant's Work is being properly and satisfactorily completed in accordance with Tenant's approved plans and specifications, applicable building codes, and government laws, rules and regulations. In addition, during the construction and prior to making any changes in the approved plans and specifications to the electrical, mechanical, HVAC and life safety systems in the Demised Premises, Tenant shall submit to Landlord and its architect, for its approval, copies of change orders, which approval shall not be unreasonably withheld. Landlord and its architect will review the change orders and will within two (2) business days after their receipt, indicate to Tenant any changes, corrections or objections to the change orders. Should Landlord fail to notify Tenant of any such objections within said two (2) business day period it shall be deemed to have approved the change order tendered to it. Failure to complete Tenant's Work by the Commencement Date shall be a cause for extension of the Commencement Date.

     8.8 It shall be the responsibility of Tenant to place firm orders of communications equipment and its installation with the local telephone company and others so as to ensure the completion of Tenant's telephones and other communications facilities concurrent with Tenant's Work. Failure to have the Tenant's communications facilities completed shall not be a cause for extension of the Commencement Date.

     8.9 Tenant may, from time to time during the Term of this Lease, upon obtaining Landlord's consent, which shall not be unreasonably withheld or delayed, make such alterations, additions, substitutions, and improvements to the Demised Premises as Tenant may reasonably deem necessary or desirable to adapt the Demised Premises or any part thereof, for its purposes, providing the outside appearance and strength of the Building are not affected. Tenant agrees to submit plans to Landlord for said alterations, additions, substitutions and improvements to be made.

     8.10 Except as otherwise agreed upon in writing or to the extent the following were in the Demised Premises before the execution of this Lease, and so long as Tenant is not in default of the Lease, all goods, effects, personal property, movable walls, raised flooring, reception desk, audio visual and telecom equipment, security equipment, appliances, furniture, business and trade fixtures, machinery and equipment (including the emergency generator, UPS, auxiliary HVAC and satellite dish) owned by Tenant or installed by Tenant at Tenant's expense in the Demised Premises ("Tenant's Effects") shall remain the personal property of Tenant and may be removed by Tenant at any time, and from time to time, during the Term of this Lease; provided Tenant shall, in removing any such property, repair all damage to the Demised Premises and the Building caused by such removal and restore it to the Building standard, excepting normal wear and tear.

     8.11 Tenant's Work and all alterations, additions, substitutions, and improvements made and installed for Tenant, whether at Tenant's or Landlord's cost, upon termination of this Lease for any reason, shall become Landlord's property, except for Tenant's Effects. Tenant shall be responsible for the maintenance of Tenant's Work and all such alterations, additions, substitutions and improvements made as an addition to or a substitute for Landlord's Work, and Tenant shall not remove Tenant's Work or Landlord's Work without the prior written consent of Landlord; provided, however, that in conjunction with the approval of Tenant's plans and specifications, Landlord shall provide Tenant with a list of those improvements in addition to the Tenant's Effects which Landlord may, at its option, require that Tenant shall either remove or leave and those which Tenant can remove in the Demised Premises upon the termination of this Lease; provided, however, but subject to Landlord's reasonable review of Tenant's plans and specifications, Tenant shall not be required to remove any existing improvements in the Demised Premises or any standard tenant improvements for office space which are included in the initial tenant improvement plans for the Demised Premises, such as partition walls, doors and frames, ceilings, standard lighting and fixtures, HVAC and electrical installations, electrical wiring, carpet and floor covering, shelving (other than movable file systems which may be attached to rails), book cases, and secretarial stations. As soon as possible, but not later than within thirty (30) days after the termination of the Lease, Landlord shall advise Tenant in writing of the items on the list which Landlord requires Tenant to remove.

     8.12 All Tenant plans for original Tenant's Work (other than Landlord's work in the restrooms) and for later alterations, additions, substitutions and improvements shall meet all governmental codes that are applicable to such Tenant's Work.

     8.13 At its own expense, Tenant shall cause to be discharged, or shall post adequate security against any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, within thirty (30) days of the filing thereof.

                                  ARTICLE IX
                                  ----------
                                ORDINARY REPAIRS

     9.1 Except as otherwise provided in this Lease, Tenant shall keep the Demised Premises and the Tenant's Work therein in good order and condition and, at its sole cost and expense, make all repairs thereto caused by its negligence, misfeasance, or malfeasance or by its use of the Demised Premises, or any part thereof, in a manner not customary for general office purposes, and commit no waste in the Demised Premises or the Building.

     9.2 Landlord shall maintain or cause to be maintained in a good condition and repair similar to other comparable high-rise office buildings in the central business district of Denver, Colorado, the structural portions of the Building, the roof, roof membrane, foundations, floors and exterior walls and exterior windows of the Building, the electrical, plumbing, life safety, heating, ventilation and air conditioning systems of the Building (including those within the Demised Premises, but excluding any equipment installed by Tenant [the "Building Systems"], and all Building standard hardware, light fixtures and ballasts, the Common Areas (including lighting, gardening, cleaning, snow removal and sweeping), and all portions of the Building the maintenance of which is not the express obligation of Tenant or other occupants of the Building. Landlord shall also supply the Demised Premises with janitorial service in accordance with the specifications attached hereto as EXHIBIT G (which specifications may be reasonably modified from time to time by Landlord in conjunction with its periodic renegotiation of janitorial contracts) and shall provide window cleaning for the exterior windows of the building not less than two (2) times per year. Additionally, Landlord shall provide the Common Areas with such other services, including, but not limited to, such air-cooling and heating as may in the reasonable judgment of Landlord, and subject to governmental regulations, be required for the comfortable use and occupancy of the Building. The term "walls" for the purpose of this paragraph exclude doors, custom office fronts and entry areas in the Demised Premises. Landlord shall cooperate with Tenant's efforts to maintain satisfactory indoor air quality in the Demised Premises, which shall mean an air quality reasonably equivalent to other comparable high-rise office buildings in the central business district of Denver, Colorado. Tenant shall have the right, from time to time, to test the air quality within the Demised Premises. If it is determined by a qualified third party air quality engineer that the air quality in any material portion of the Demised Premises that is occupied by Tenant's employees (as opposed to storage space) is for seven (7) consecutive days not in accordance with the requirements of this Lease, Tenant shall notify Landlord in writing and shall provide Landlord with the report and all testing data and, if the deficiency has not been corrected within thirty
(30) days thereafter or such longer period as may be reasonably necessary to cure, the Rent shall be abated in the manner provided in Section 22.4 of the Lease. Landlord agrees that upon receipt of that written notice, it will use reasonable efforts to correct the deficiency as soon as practicable); provided, however, that the Landlord shall not be responsible for correcting the deficiency in the air quality to the extent it is caused by the Tenant. Landlord shall, if required by Colorado law, also maintain and repair the intra-building network cable in the Building from the minimum point of entry (i.e., the local
                                                               ----
telephone company's final access point to the Building exterior to the Demised Premises. After reasonable notice to Landlord, Tenant shall also have the right, from time to time, and at its own expense, to inspect the intra-building network cable serving the Demised Premises (or any rooftop telecommunications facilities operated by Tenant); provided that Landlord shall have the right to require that Landlord's representative accompany Tenant's representative on any such inspection. Landlord shall at all time use its reasonable efforts to ensure that all locations within the Building which house intra-building network cable serving the Demised Premises (or any rooftop telecommunications facilities operated by Tenant) are secure on a twenty-four (24) hour per day basis. Landlord shall not allow any access points in the intra-building network cable serving the Demised Premises to be available for general unsecured access.

Subject to the provisions of Section 6.4 and this Section 9.2, the cost of Building Services shall be considered part of the Operating Expenses.

               Landlord shall at all times maintain the main Building lobby in a fashion fitting for other comparable high-rise office buildings in downtown Denver. Landlord shall not allow the main Building lobby to serve as a "waiting room" for clients or customers of tenants of the Building.

               Tenant agrees that, subject to Article 22, Landlord shall not be liable for any failure to supply or interruption of, Building Services caused by force majeure delay. Landlord agrees, however, to use reasonable efforts to supply Building Services.

     9.3 Except as expressly provided otherwise in this Lease and as long as Landlord uses reasonable efforts under the circumstances, there shall be no allowance to Tenant or diminution of rent and no liability on the part of Landlord by reason of inconvenience, annoyance, or injury to business arising from the making of any repairs, alterations, additions, substitutions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances, and equipment thereof provided that in each case such repairs, alterations, additions, substitutions, or improvements are effected in a manner least likely to result in inconvenience to the Tenant, and provided further that in each case all work done in connection with such repairs, alterations, additions, substitutions, or improvements is done promptly and in a good workmanlike manner. This provision shall not be construed as to require the Landlord to do the work at overtime rates. If Tenant requests that such work be done in such a manner or on a schedule requiring overtime payment, Tenant will pay the excess of the overtime cost over ordinary rates. Landlord agrees to use its best efforts to do any work done by it in such a manner as not materially to interfere with or impair Tenant's use of the Demised Premises.

                                   ARTICLE X
                                   ---------
              FLOOR LOAD; OFFICE EQUIPMENT; MOVING HEAVY EQUIPMENT

     10.1 Tenant shall not place a load upon any floor of the Demised Premises which exceeds the floor load per square foot which such floor was designed to carry. Floor load is stipulated to be 70 pounds per square foot. Landlord and Tenant will determine jointly the approximate weight and the position of all safes and heavy installations which the Tenant wishes to place in the Demised Premises, so as to distribute properly the weight thereof.

     10.2 Business machines and mechanical equipment belonging to Tenant which cause unreasonable noise and/or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to unreasonably disturb the Landlord or to any tenants in the Building shall be placed and maintained by the party owning the machines or equipment, at such party's expense, in settings of cork, rubber, or spring-type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

     10.3 Should Tenant desire to move any heavy or bulky equipment the movement of which is regulated by any statute, ordinance, or rule or regulation of any public authority having jurisdiction, or which requires special arrangements to be made by the Landlord to accommodate such movement, Tenant shall submit to Landlord notice of the terms and manner in which it proposes to move such equipment and Landlord shall, with reasonable dispatch, make appropriate arrangements to accommodate Tenant's intentions and facilitate such movement of equipment. All such activities will be carried out in full compliance with the applicable codes of the City of Denver, and in harmony with the structural design of the Building.

                                  ARTICLE XI
                                  ----------
            LAWS, ORDINANCES, AND REQUIREMENTS OF PUBLIC AUTHORITIES

     11.1 Tenant, at its expense, shall comply with all laws, rules, regulations, ordinances or orders of federal, state, county and municipal authorities having jurisdiction, and with any lawful direction or any public officer or officers, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Demised Premises by Tenant, provided such duty arises from or results from Tenant's failure to comply with Tenant's covenants in this Lease or from Tenant's negligence or from the use of the Demised Premises in a manner contrary to the purposes for which the same are leased to Tenant. Tenant represents and warrants that at the Commencement Date of this Lease the Tenant's Work in the Demised Premises will be in compliance with all applicable laws, rules, regulations, ordinances, orders and directions. Landlord represents and warrants that as of the date of this Lease it has not received any notice and has no actual knowledge that the Land, Building or the Demised Premises are not in compliance with all applicable laws, rules, regulations, ordinances, order or directory (including, without limitation, environmental laws and the ADA).

     11.2 If either Landlord or Tenant should desire to contest the validity of any such law, rule, regulation, ordinance, order or direction with which either is obligated to comply, it may, at its expense, carry on such contest; and non-compliance during such contest shall not constitute a breach of this Lease; provided that the parties so contesting shall, to the satisfaction of the other, indemnify and hold the other harmless against the cost of compliance and against all liability for any loss, damages, and expenses (including reasonable attorneys' fees) which might result from or be incurred in connection with such contest or non-compliance; except that non-compliance shall not continue so as to subject either party to a reasonable likelihood of prosecution for a crime or unreasonably and materially interfere with Tenant's use of the Demised Premises.

     11.3 If either party receives written notice of any violation of any law, ordinance, rule, order, or regulation applicable to the Land, Demised Premises or the Building, it shall give prompt notice thereof to the other.

     11.4      Hazardous Materials:

               a. Landlord and Tenant shall, with regard to the Building and the Demised Premises, at all times and in all respects comply with all federal, state and local laws, ordinances, rules and regulations ("Hazardous Materials Laws") applicable to it relating to industrial hygiene, environmental protection or their respective use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials (as hereinafter defined).

               b. Tenant shall not cause or permit any Hazardous Materials (other than the types and quantities which are customarily used by Tenants in high-rise office buildings in the central business district of Denver, Colorado) to be brought upon, kept, stored, generated, treated, manufactured, produced, disposed of, discharged, released, spilled or used in, on or about the Demised Premises and Building by Tenant or Tenant's affiliates, authorized agents, employees or contractors, sublessees or assignees (collectively, the "Tenant Parties"). Notwithstanding the foregoing, Tenant may use Hazardous Materials to the extent customary for the operation of Tenant's permitted use of the Demised Premises; provided that Tenant may use such Hazardous Materials only if used and disposed of in accordance with manufacturers' specifications, if any, and all applicable laws. If the presence of Hazardous Materials on the Demised Premises, caused either directly or indirectly by Tenant, results in contamination of the Demised Premises, the Building or any adjacent property, then Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, judgments, actions, damages, penalties, fines, forfeitures, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Demised Premises, the Building and/or adjacent property, damages for the loss or restriction on use of rentable or usable space of any amenity of the Demised Premises, the Building and/or adjacent property, damages arising from any adverse impact on marketing of the Demised Premises, the Building and/or adjacent property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise during or after the Lease Term or any extension hereof, as a result of such breach.

                    This indemnification of Landlord by Tenant includes, without limitation, costs incurred after and because of such breach in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because Material present in the soil or ground water on or under the Demised Premises, the Building and/or adjacent property caused by Tenant. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises, caused either directly or indirectly by Tenant or any of the Tenant Parties, results in any contamination of the Demised Premises, the Building and/or adjacent property, Tenant shall promptly take all actions at its sole cost and expense (subject to the right to recover against other responsible parties) as are necessary to return as nearly as possible the contaminated portion of the Demised Premises, the Building and/or adjacent property to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises, the Building and/or adjacent property; provided that Tenant shall not take any remedial action in or about the Demised Premises or the Building, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials in any way connected with the Demised Premises or the Building, without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

               c. Landlord shall not cause or permit any Hazardous Materials (other than the types and quantities which are customarily used by other landlords in high-rise office buildings in the central business district of Denver, Colorado) to be brought upon, kept, stored, generated, treated, manufactured, produced, disposed of, discharged, released, spilled or used in, on or about the Demised Premises and Building by Landlord or Landlord's affiliates, authorized agents, employees or contractors. Notwithstanding the foregoing, Landlord may use Hazardous Materials to the extent customary for the operation of Landlord's use of the Building; provided that Landlord may use such Hazardous Materials only if used and disposed of in accordance with manufacturers' specifications, if any, and all applicable laws.

               d. As used in this Lease, the term "Hazardous Materials Laws" means any requirement of federal, state, or local law, civil or criminal, or regulation, relating to air quality, surface water quality, ground water quality, soil solid waste management, hazardous or toxic substances, or the protection of health or the environment, including by way of illustration and not of limitation: the Clean Air Act ("CAA"), 42 U.S.C. (S) 7401, et seq., its regulations and
                                                 -- ---
                    equivalent or similar state statute and regulations; the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. (S) 1251, et seq., its regulations and equivalent or similar
                          -- ---
                    state statute and regulations; the Resource Conservation and Recover Act ("RCRA"), 42 U.S.C. (S) 6901, et seq., its
                                                              -- ---
                    regulations and equivalent or similar state statute and regulations; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601, et seq., its regulations and equivalent or similar
                          -- ---
                    state statute and regulations; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. (S) 2601, et seq., its regulations
                                                      -- ---
                    and equivalent or similar state statute and regulations; the Oil Pollution Act, 33 U.S.C. (S) 2701, et seq., its
                                                           -- ---
                    regulations and equivalent or similar state statute and regulations; the Emergency Planning and Community Right-to-Know Act ("EPCRA"), 42 U.S.C. (S) 1101, et seq., its
                                                            -- ---
                    regulations and equivalent or similar state statute and regulations; the Pollution Prevention Act, 42 U.S.C. (S) 1301, et seq., its regulations and equivalent or similar
                          -- ---
                    state statute and regulations; the Hazardous Material Transportation Act ("HMTA"), 49 U.S.C. Ap. (S) 1471, its regulations and equivalent or similar state statute and regulations; the Safe Drinking Water Act ("SDWA"), 42 U.S.C.
                    (S)(S) 300(f) through 300(j), its regulations and equivalent or similar state statute and regulations; and all corresponding Colorado statutes and regulations; including any retroactive amendments or extensions thereof in effect on the date hereof.

               e. As used in this Lease, the term "Hazardous Material" means any flammable item, explosive, radioactive material, hazardous or toxic substance, material or waste or related materials, included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials", "toxic substances," "biomedical waste," "biohazardous waste," or "sharps waste" now or subsequently regulated under any Hazardous Materials Laws.

               f. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on, under, around or about the Demised Premises, the Building or any portion thereof caused by Tenant and of which Tenant has knowledge; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened against Tenant pursuant to any Hazardous Materials Laws and relating to the Demised Premises or the Building of which Tenant has knowledge; (iii) any claim made or threatened by any person against Tenant, any of the Tenant Parties and relating to the Demised Premises, or the Building relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials of which Tenant has knowledge; and (iv) any reports made by Tenant to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under, around or about or removed from the Demised Premises or the Building of which Tenant has knowledge, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises, the Building or the use or occupancy thereof by Tenant or any of the Tenant Parties. Upon any termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided for herein, forfeiture or otherwise, Tenant shall immediately surrender possession of the Demised Premises (and all improvements to the Demised Premises which Tenant is not required to remove from the Demised Premises pursuant to this Lease) to Landlord free of any Hazardous Material placed on the Premises by Tenant or Tenant Parties and any cleanup or disposal of Hazardous Materials shall be done in compliance with all Hazardous Materials Laws.

               g.   Any failure of Tenant to comply with the provisions of this
                    Section 11.4 shall be a material default under this Lease enabling Landlord to exercise any of the remedies set forth in this Lease.

               h. The provisions of this Section 11.4 shall survive the expiration or earlier termination of the Lease Term.

                                  ARTICLE XII
                                  -----------
                     COMPLIANCE WITH INSURANCE REQUIREMENTS
                          AND CERTIFICATE OF OCCUPANCY

     12.1 Neither Landlord nor Tenant shall do or permit to be done any act or thing about in or upon the Building or the Demised Premises within its reasonable control which will invalidate or be in conflict with the Final Inspection Approval Certificate or the terms of the State of Colorado standard form of fire insurance policies covering the Building and the fixtures and property therein, excluding Tenant's trade fixtures and personal property in the Demised Premises. Both parties shall, at their own expense, comply with all rules, orders, regulations or requirements of the National Fire Protection Association or any other similar body having jurisdiction, and neither shall knowingly do or permit, if within its reasonable control, to be done about, in or upon the Building or the Demised Premises or bring or keep anything therein or use the same in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein, including property or equipment located in the Demised Premises. Notwithstanding the foregoing requirements of this Section 12.1, if the adverse consequences to one party of non-compliance by the other party with such requirements are limited to an increase in rate of fire and extended coverage insurance carried by the party in compliance, non-compliance shall not constitute a breach of this Lease, but either Section 12.2 or 12.3 below will apply.

     12.2 If any installation in or use of the Demised Premises by Tenant increases the rate for fire insurance (with extended coverage) on the Building or on the property and equipment of Landlord, Tenant shall reimburse Landlord for that part of the fire insurance premiums thereafter paid by Landlord which shall have been charged because of such installation or use by Tenant, and Tenant shall make the reimbursement on the first day of the month following receipt of notice given by Landlord that it has been required to pay and has paid such higher rate, subject to Tenant's right to contest the increase.

     12.3 If, by reason of the action of Landlord in violation of this Lease, Tenant's rate for fire insurance (with extended coverage) on Tenant's property and equipment in the Demised Premises shall be higher than it otherwise would be, Landlord shall reimburse Tenant for that part of Tenant's premiums for fire insurance (with extended coverage) thereafter paid by Tenant which shall have been charged because of such action. Landlord shall make such reimbursement on the first day of the month following the receipt of notice given by Tenant that it has been required to pay and has paid such higher rate.

                                 ARTICLE XIII
                                 ------------
                    OBSERVANCE OF RULES AND REGULATIONS AND
                          COVENANT OF QUIET ENJOYMENT

     13.1 Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations set forth in EXHIBIT D, attached hereto and made a part hereof; provided, however, that Landlord shall enforce the same in a uniform and nondiscriminatory manner as to all office tenants in the Building. Landlord shall have the right to make reasonable changes in and additions to the Rules and Regulations thus set forth; provided such changes and additions do not unreasonably affect or materially and adversely interfere with the conduct of Tenant's business in the Demised Premises or which are materially inconsistent with this Lease.

     13.2 Any prior failure by Landlord to enforce any Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of Landlord's right to enforce uniformly any such Rules and Regulations at a future time.

     13.3 Landlord covenants that upon Tenant's paying the Annual Base Rent and additional rent and observing and performing all the terms, covenants, and conditions of this Lease on its part to be observed and performed, Tenant shall be entitled to peaceably and quietly enjoy the Demised Premises without unreasonable interference by Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XIV
                                  -----------
            LIABILITY INSURANCE; EXCULPATION OF LANDLORD AND TENANT

     14.1 Except as otherwise provided in this Lease, Landlord shall not be liable for any personal injuries occurring in the Demised Premises or for damage or injury to personal property of Tenant, or of any other person, done or occasioned by or from electric wiring, plumbing, dampness, water, gas, steam, or other pipes, or sewage, or the failure of the air-conditioning or refrigeration system, or the breaking of any electric wire, the bursting, leaking, or running water from any tank, washstand, water closet, or waste pipe, sprinkler system, radiator or any other pipe in, above, upon or about the Demised Premises, or which may at any time hereafter be placed herein; or for any such personal injury or property damage occasioned by fire, explosion, falling plaster, electricity smoke, or water, snow, or ice being upon or coming through from the street, roof, subsurface, skylight, trapdoor, or windows; or for any damages or injuries to persons or property arising from acts or neglect of any tenant or occupant of the Building, or of any owners or occupants of adjacent or contiguous property; or for the loss or theft of any property of Tenant however occurring, including loss of property entrusted to employees of Landlord; provided, however, that Landlord shall be liable for such of all or any of the foregoing as may be due to Landlord's or its employees, agents and contractors negligence or willful misconduct or breach of its representations or obligations under this Lease; provided further, that in the event that Tenant shall suffer any loss or be subjected to any liability as a result of any of the foregoing, and the same shall have been caused by or is alleged to have resulted from any architect, engineer, contractor or other third party against whom Landlord shall have right of recovery if it shall suffer similar loss, Landlord shall be liable to Tenant for all of Tenant's losses so suffered, but only to the extent that Landlord shall be successful in recovering such losses from such third party or parties (or its or their liability insurer) by way of claim or suit instituted at Tenant's request.

     14.2 Section 14.1 shall not be construed to impose upon Landlord or Tenant any liability as to which rights of subrogation have been waived under
Section 14.7 of this Lease.

     14.3 Landlord's Property Insurance. Landlord shall secure and maintain "all risk" property insurance on the Building for full replacement cost of the Building and the initial tenant improvements. Landlord shall not be obligated to insure any furniture, equipment (including Tenant's emergency generator, satellite dish and auxiliary HVAC system), trade fixtures, machinery, goods or supplies which Tenant may lease or maintain in the Demised Premises, or any addition or improvement which Tenant may make upon the Demised Premises after the construction of the initial tenant improvements. In addition, Landlord shall secure and maintain rental income insurance. Landlord may (subject to a showing of adequate financial responsibility to cover the amount of self-insurance) elect to self-insure for the coverages required under this Article; provided, that Landlord and its constituent partners shall be liable to the extent it self-insures for the coverages and limits set forth as Landlord's obligation in this Lease. If the annual cost to Landlord for such property or rental income insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increases in cost.

     14.4      Liability Insurance.


               (a) Tenant (with respect to the Demised Premises and its negligence in the Common Areas of the Building) shall secure and maintain, at its own expense, a policy or policies of Commercial General Liability Insurance protecting Tenant and naming Landlord and Landlord's representatives (which term, whenever used in this Article XIV, shall be deemed to include the following: Landlord's agents and employees; the State of California Public Employees' Retirement System and its agents, employees, trustees, officers, directors, property manager, and advisors; which are currently the Galbreath Company and LaSalle Advisors Limited) as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage based upon, involving or arising out of the Tenant's use, occupancy or maintenance of the Demised Premises and its negligence in the Common Areas of the Building. Such insurance shall afford a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and aggregate of Two Million Dollars ($2,000,000). The coverage required to be carried shall include blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision. Tenant shall secure and maintain at its expense business auto liability insurance which insures against bodily injury and property damage claims arising out of the ownership, maintenance and use of any business or hired auto with a minimum combined single limit per accident of One Million Dollars ($1,000,000). In addition,

Tenant shall secure and maintain workers' compensation and employer's liability insurance with limits as may be required by applicable law. Tenant shall also secure and maintain umbrella excess liability insurance on an occurrence basis excess of the required Commercial General Liability Insurance, business auto liability and employer's liability policies, which insures against bodily injury, property damage, personal injury and advertising injury claims, arising out of Tenant's use maintenance of the Demised Premises and Tenant's negligence in the Common Areas of the Building, with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence and an annual aggregate of Five Million Dollars ($5,000,000). Tenant's general and umbrella liability insurance required to be maintained by Tenant under this Lease shall name Landlord and its representatives as additional insureds. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. To the extent of Tenant's obligation under this Lease to indemnify and hold Landlord harmless, Tenant's insurance shall be primary to and not contributory with any other insurance available to Landlord, whose insurance shall be considered excess insurance only; provided, that the foregoing shall apply to the Tenant's use, occupancy and maintenance of the Demised Premises and its negligence in the Common Areas of the Building. Not more frequently than every three years, if, in the reasonable opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not consistent with coverage required of similar tenants in the Building, then Tenant shall increase its liability insurance coverage as required by either any mortgagee of Landlord or Landlord's insurance broker.

               (b) Landlord (with respect to the Building and Common Areas) shall secure and maintain Commercial General Liability Insurance for at least the minimum coverage described in Section 14.4(a), but not less than that carried by comparable high-rise office building in downtown Denver, Colorado. Subject to the conditions set forth in Section 14.3, Landlord may elect to self-insure for this coverage. Tenant shall be named as an additional insured on any liability insurance policy required to be maintained by Landlord under this Lease for liability resulting from Landlord's negligence in the Common Areas of the Building. Except to the extent liability results from Tenant's negligence in the Common Areas of the Building, the Landlord's insurance covering the Building and the Common Areas shall be primary to and not contributory with any other insurance available to Tenant, whose insurance shall be considered excess insurance only. Upon Tenant's request, Landlord shall provide Tenant with evidence of insurance in the form of a certificate showing that Tenant is included as an additional insured on Landlord's general liability insurance required to be maintained by Landlord under this Lease.

     14.5      Tenant's Insurance.

               (a) Tenant shall secure and maintain, at Tenant's expense, "all risk" property insurance on all of Tenant's fixtures and personal property in the Demised Premises and, except to the extent the Landlord is required to cover the initial tenant improvements, on any improvements or alterations, additions or improvements made by Tenant, upon the Demised Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance in such manner as it reasonably determines is necessary to restore its operation in the Demised Premises. Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 14.8 is permitted by the insurer. Tenant shall, at least fifteen (15) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.


               (b) All policies required to be carried by Tenant or Landlord hereunder shall be issued by and binding upon an insurance company licensed to do business in the State of Colorado with a rating of at least A-:VIII, as set forth in the then most current issue of "Best's Insurance Reports." Neither Landlord nor Tenant shall do or permit anything to be done that would invalidate the insurance policies referred to in this Article XIV. Evidence of insurance provided to Landlord by Tenant shall include an endorsement showing that Landlord and its representatives are included as additional insureds on the Tenant's general liability insurance required to be maintained by Tenant under this Lease, and an endorsement whereby the insurer agrees not to cancel, non-renew or reduce coverage of the policy without at least thirty (30) days prior written notice to Landlord and its representatives.

               (c) In the event that Tenant fails to provide evidence of insurance required to be provided by it hereunder, prior to commencement of the Term, and thereafter during the Term, within fifteen (15) days following receipt of the Landlord's written request therefor, and fifteen (15) days prior to the expiration date of any such coverage, the Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a fifteen percent [15%] administrative fee) to be chargeable to the Tenant and payable upon written invoice therefor. Tenant agrees to provide the Landlord within fifteen (15) days after its request in writing with a certificate evidencing the insurance required to be provided under this Lease.

               (d) The limits of insurance required by this Lease, or as carried by Landlord or Tenant, shall not limit the liability of the other nor relieve either of any obligation hereunder.

     14.6      Self-Insurance.


               (a) Landlord. As long as Hamilton Oil Building Partnership (including its constituent partners) is the Landlord under this Lease and Landlord has and maintains a net worth (as determined by generally accepted accounting principles, consistently applied) of at least One Hundred Million Dollars ($100,000,000), Landlord shall be entitled to satisfy its insurance requirements under this Article XIV pursuant to a program of self-insurance. Any such self-insurance program at all times must satisfy all of the requirements of this Article XIV, must contain all of the terms and conditions of the policies Landlord is required to carry under this Lease, including without limitation the amount of protection and a full waiver of subrogation and must provide not less than the level of protection which would be provided by an independent insurer with a "General Policyholder Rating" of at lease A-VIII as set forth on the most recent "Best Insurance Guide." If Landlord elects to so self-insure, it shall notify Tenant at least forty-five (45) days before it intends for the self-insurance to begin and shall furnish with the notice written evidence reasonably acceptable to Tenant that it then satisfies the above net-worth requirement ("Evidence of Net Worth") and a copy of the self-insurance program ("Self-Insurance Program"). When these requirements are satisfied and the self-insurance election takes effect, and as long thereafter as such net worth requirement is satisfied and the election remains in effect, the Self-Insurance Program shall satisfy Landlord's insurance obligations under this Section. Upon request (but not more often than once a year), Landlord shall furnish Evidence of Net Worth to Tenant showing that it continues to satisfy the above net worth requirement. If Landlord elects and is entitled to so self-insure, then with respect to any claims which may arise or result from incidents occurring during the Lease Term, such self-insurance obligations shall survive the expiration or earlier termination of this Lease to the same extent as the required independent insurance would survive. If after becoming self-insured, the Landlord wants to terminate the Self-Insurance Program, or if it no longer satisfies the requirements of this Section, or if it fails to provide the required Evidence of Net Worth, it shall promptly notify Tenant and comply with the requirements of this Section. This option to self-insure shall not apply to an assignee or successor of Landlord unless it satisfies all the requirements of this Section.

               (b) Tenant. As long as Tenant (including its successors and assigns) is the Tenant under this Lease and Tenant has and maintains a net worth (as determined by generally accepted accounting principles, consistently applied) of at least One Hundred Million Dollars ($100,000,000), Tenant shall be entitled to satisfy its insurance requirements under this Article XIV pursuant to a program of self-insurance. Any such self-insurance program at all times must satisfy all of the requirements of this Article XIV, must contain all of the terms and conditions of the policies Tenant is required to carry under this Lease, including without limitation the amount of protection and a full waiver of subrogation and must provide not less than the level of protection which would be provided by an independent insurer with a "General Policyholder Rating" of at lease A-VIII as set forth on the most recent "Best Insurance Guide." If Tenant elects to so self-insure, it shall notify Landlord at least forty-five
(45) days before it intends for the self-insurance to begin and shall furnish with the notice written evidence reasonably acceptable to Landlord that it then satisfies the above net-worth requirement ("Evidence of Net Worth") and a copy of the self-insurance program ("Self-Insurance Program"). When these requirements are satisfied and the self-insurance election takes effect, and as long thereafter as such net worth requirement is satisfied and the election remains in effect, the Self-Insurance Program shall satisfy Tenant's insurance obligations under this Article XIV. Upon request (but not more often than once a year), Tenant shall furnish Evidence of Net Worth to Landlord showing that it continues to satisfy the above net worth requirement. If Tenant elects and is entitled to so self-insure, then with respect to any claims which may arise or result from incidents occurring during the Lease Term, such self-insurance obligations shall survive the expiration or earlier termination of this Lease to the same extent as the required independent insurance would survive. If after becoming self-insured, the Tenant wants to terminate the Self-Insurance Program, or if it no longer satisfies the requirements of this Article XIV, or if it fails to provide the require Evidence of Net Worth, it shall promptly notify Landlord and comply with the requirements of this Article XIV. This option to self-insure shall not apply to an assignee or successor of Tenant unless it satisfies all the requirements of this Section.

     14.7      Indemnity and Exoneration.

               (a) Except as otherwise provided in this Lease, Landlord shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant's agents, employees, contractors, invitees or any other person occurring in or about the Demised Premises unless caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors, or Landlord's violation of this Lease, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair or alteration of any part of the Demised Premises or failure to make any such repair except as expressly otherwise provided in Articles XV and XVII. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Building, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant's business or for any loss of income or profit therefrom (other than the negligence or willful misconduct of Landlord, its employees, agents or contractors or Landlord's violation of this Lease or as otherwise provided in this Lease).

               (b) Tenant shall indemnify, protect, defend and hold the Landlord and its representatives, harmless of and from any and all claims, liability, losses, costs, damages, injury or expenses (including reasonable costs, expenses and attorneys fees) arising out of or in any way related to or resulting from the Tenant's use or occupancy of the Demised Premises, the actions of Tenant, its agents, employees, or contractors in or about the Demised Premises or their negligence in the Common Areas of the Building and any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims arising as the result of the negligence or willful misconduct of Landlord, or its representatives or to the extent the same is to be covered by insurance to be maintained by Landlord under this Lease or to the extent the same is caused by the Landlord's violation of this Lease.

               (c) Tenant shall indemnify, protect, defend and hold the Landlord and its representatives, harmless of and from any and all claims, liability, losses, costs, damages, injury or expenses (including costs, expenses and attorneys' fees) arising out of or in any way related to or resulting from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Demised Premises.

     14.8 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Demised Premises, or any improvements thereto, or the Building or any personal property of such party therein, by reason of any cause required to be insured against under this Lease, regardless of cause or origin, including negligence of the other party hereto; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right to subrogation against such other party with respect to any property insurance carried under this Lease or with respect to the Building. Landlord and Tenant shall advise their respective insurers of the foregoing and such waivers shall be permitted under any property insurance policy maintained by Landlord and Tenant.

                                  ARTICLE XV
                                  ----------
                       DAMAGE BY FIRE OR OTHER CASUALTY

     15.1 Anything in this Lease to the contrary notwithstanding, if the Demised Premises or the Building should be partially or totally damaged or destroyed by fire or other casualty insurable under a standard form policy of fire and extended coverage insurance (including vandalism and malicious mischief) or by insurance carried or required to be carried by Landlord then, if this Lease shall not have been canceled in accordance with the provisions hereinafter made in this Article XV, Landlord will, with reasonable dispatch after notice to it of the damage or destruction, repair the damage, and replace, restore, and rebuild the Demised Premises and the Building at its sole cost and expense. Landlord will commence and diligently pursue such repair, replacement, restoration, or rebuilding within ninety (90) days after the occurrence provided that it has knowledge of the damage or destruction. As used herein, the term "commence such repair" shall include Landlord's act in contacting architects, engineers and others to begin the planning process for the repair. Landlord shall not be required by this Section to repair, replace, restore, or rebuild any property which Tenant shall, under the provisions of Article VIII above, be entitled to remove from the Demised Premises, it being agreed that Tenant shall bear the entire risk of loss, damage, or destruction of such property while it is on the Demised Premises.

     15.2 If the Building or the Demised Premises shall be partially damaged or partially destroyed, the rent payable under this Lease shall, to the extent that the

Demised Premises shall have been rendered unfit for use for Tenant's business purposes, be abated for the period from the date of such damage or destruction to the date that such damage or destruction shall be repaired or restored. If the Demised Premises or a major portion thereof shall be totally or substantially damaged or destroyed, or rendered completely or substantially unfit for use for Tenant's business purposes because of fire or other casualty as provided in Section 15.1, the entire rent shall, as of the date of the damage or destruction, abate until Landlord shall repair, restore, replace, and rebuild the Building and the Demised Premises; provided, however, that should Tenant reoccupy a portion of the Demised Premises while the restoration work is taking place and prior to the date that the entire Demised Premises are again made fit for use for Tenant's business purposes, rent shall be apportioned and become payable by Tenant in proportion to the part of the Demised Premises occupied by it for the purpose of conducting its business, effective on the date that the Tenant shall again begin conducting its ordinary business from the Demised Premises or any portion thereof.

     15.3 In the event that it appears from an estimate prepared by Landlord's contractor that the required repairs, replacement, restoration, and rebuilding cannot be accomplished within two hundred seventy (270) days from the date of the damage or destruction, or that it appears improbable to Tenant that, because of causes beyond Landlord's reasonable control, Landlord will not complete the repairs and restoration within two hundred seventy (270) days from the date of the casualty, Landlord and Tenant may each elect to terminate this Lease. Tenant's election to terminate under this Section 15.3 shall only be effective if Tenant has not previously notified Landlord under Section 15.1 to commence repair or reconstruction and Landlord receives Tenant's written notice of election to terminate within the later to occur of (i) ninety (90) days of the date of damage or destruction; or (ii) forty-five (45) days after receipt by Tenant of the contractor's estimate referred to above. Anything in this Lease to the contrary notwithstanding, if Landlord has not completed within one (1) year from the date of casualty all repairs, replacements, restoration, and rebuilding required of Landlord under Section 15.1 above, Tenant may, at its option, cancel this Lease by written notice to Landlord; provided, however, that said one (1) year period shall be extended by the number of days (not to exceed 90 days) lost in actual rebuilding as the result of labor strikes, acts of God, or other non-monetary causes beyond the reasonable control of Landlord. If the Lease is not terminated pursuant to the provisions of this Section 15.3, Landlord shall use its reasonable efforts to rebuild and restore the Building and the Demised Premises (including Tenant improvements substantially in accordance with the plans and specifications for the initial tenant improvements to the extent the Landlord is required to rebuild and restore) or such portion as may be destroyed or damaged to a condition reasonably comparable to the condition existing immediately prior to such damage, using materials and workmanship comparable in quality to those incorporated into the Building and the Demised Premises before the occurrence. Tenant shall have the right to review and approve (not to be unreasonably withheld, delayed or conditioned) the plans and specifications for any such repair work for the Demised

Premises or any Common Areas used by Tenant on floors on which the Demised Premises are located. During such repair or restoration, Landlord and Tenant shall cooperate in good faith so as to allow Tenant access to the Demised Premises as promptly as possible in order to facilitate the installation by Tenant of any furniture, fixtures, wiring, etc.

     15.4 In the event that the damage to the Building shall render untenantable in excess of fifty percent (50%) of the Rentable Area of Building, Landlord may, as soon as reasonably practicable and not more than ninety (90) days of the casualty, by notice given to Tenant, elect not to repair or rebuild the Building and this Lease shall thereupon terminate effective as of the date of casualty. After receipt of such notice, Tenant shall vacate the Demised Premises as quickly as is reasonably possible; provided, however, that Tenant shall be entitled to occupy the Demised Premises or any part thereof without liability to Landlord for as long as is reasonably necessary to salvage or remove therefrom its personal property as provided in Article VIII above.

     15.5 No damages, compensation, or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building required to be made by Landlord under the provisions of this Article XV, but this Section shall not be construed to limit the abatement of Tenant's rent in accordance with Section 15.2 above. Landlord covenants with Tenant that it shall use its best efforts to effect all such repairs promptly and in such manner as not unreasonably to interfere with Tenant's occupancy if Tenant shall not have vacated the Demised Premises or the portion thereof to be repaired because the same shall have become untenantable.

                                  ARTICLE XVI
                                  -----------
                             BANKRUPTCY; REMEDIES

     16.1 If at any time prior to the Commencement Date or during the Term of this Lease, Tenant files in any court pursuant to any statute either of the United States or of any state a Petition in Bankruptcy or Insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant makes an assignment for the general benefit of creditors (other than an assignment or corporate action referred to in Section 7.1) which is not dismissed within ninety (90) days, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or any order of any court shall be entitled to possession of the Demised Premises, and Landlord, in addition to any other rights and remedies given by Section 16.3 and by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit, or monies received by Landlord from Tenant or others on behalf of Tenant prior to Tenant's action described above.

     16.2 In the event that at any time mentioned in Section 16.1 above, an involuntary insolvency, bankruptcy, or reorganization proceeding shall be instituted against Tenant, Tenant shall have one hundred sixty (160) days in which to cause said proceeding to be vacated or dismissed after it receives notice thereof. In the event Tenant fails to cause such proceeding to be vacated or dismissed within such period of time after expiration of said 160-day period, this Lease may be terminated by Landlord in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or any order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies given by Section 16.3 and by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit, or monies received by Landlord from Tenant or others on behalf of Tenant prior to Tenant's action described above.

     16.3 It is stipulated and agreed that in the event of the termination of this Lease pursuant to Section 16.1 or 16.2 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover to the extent allowed by the Bankruptcy Court from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term of this Lease and the rental value of the Demised Premises at the time of termination (if lower than the rent reserved) for the unexpired portion of the Term of this Lease, both discounted at the then published rate of the 11th District Cost of Funds Index to present worth. Nothing herein contained shall limit or prejudice the right of Landlord to prove or obtain to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                                 ARTICLE XVII
                                 ------------
                                 CONDEMNATION

     17.1 In the event of a total condemnation, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of taking of possession for such use of purpose.

     17.2 In the event that less than the whole or substantially the whole of the Building or of the Demised Premises is condemned or taken as set forth in
Section 17.1 above, then this Lease shall remain in force and in effect; provided, however, that if the taking shall so substantially interfere with the Tenant's use of the Demised Premises as to render the continued operation thereof economically unfeasible as reasonably determined by Landlord and Tenant, then Landlord (whether or not the Demised Premises be affected) or Tenant may, at their option, terminate this Lease and the Term and estate hereby granted as of the date of taking of possession for such use and purchase by notifying the other in writing of such termination.

     17.3 In the event that less than the whole or substantially the whole of the Building or the Demised Premises be so condemned or taken, if the space so taken is such that the area of the Demised Premises remaining after the condemnation is such as to render continued operation of the Demised Premises economically unfeasible as reasonably determined by Tenant, then Tenant may, at its option, terminate the Lease and the Term and estate hereby granted as of the day of the taking of possession for such use or purposes by notifying Landlord in writing of such termination.

     17.4 Upon any such taking or condemnation and the continuing in force of this Lease as to any part of the Demised Premises, all rental shall be diminished by an amount representing the part of the said rent properly allocable to the portion of the Demised Premises which may be so condemned or taken, and Landlord shall, at its expense, proceed with reasonable diligence to repair, alter, and restore the remaining part of the Building and the Demised Premises to substantially its former condition, due allowances being made for the impact of such taking or condemnation.

     17.5 Landlord shall be entitled to receive the entire award in any condemnation proceeding, including any award for the value of any unexpired Term of this Lease, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation. Nothing in this Lease shall be deemed or construed to prevent Tenant from making a claim against the condemning authority for relocation costs and for the value of or damages to any of Tenant's property as described in Article VIII above, and for such business damages and/or consequential damages as may be allowed Tenant by law at the time of the condemnation. In the event the Landlord receives notice of any such condemnation or intent to do so, the Landlord shall give Tenant prompt notice of it and the nature of the taking.

     17.6 Anything in this Article XVII to the contrary notwithstanding, if the temporary use or occupancy of all or any part of the Demised Premises shall be condemned or taken for five (5) or more days for any public or quasi-public use by a public authority during the Term of this Lease, this Lease shall be and remain unaffected by such condemnation or taking, and Tenant shall continue to pay in full the rent, additional rent, and other sums payable hereunder by Tenant, and Tenant shall have the right to appear, claim, prove, and receive so much of the award for such taking as represents compensation for use and occupancy of the Demised Premises up to and including the date of expiration of the Term of this Lease or the date of termination of the temporary taking, whichever is earlier, and Landlord shall be entitled to appear, claim, prove, and receive the entire balance of the award. Each party shall cooperate fully with the other in efforts to obtain any such award, and each claimant shall indemnify and hold harmless the other party to the extent of expenses incurred as a result of such cooperation.

                                 ARTICLE XVIII
                                 -------------
                                  ELECTRICITY

     18.1 Landlord shall furnish to the Demised Premises electricity during Normal Business Hours for electrical outlets (120/208 volt three-phase) in an amount equal to but not in excess of three (3) watts of NEC calculated load per square foot of rentable area within the leased Premises and for ceiling lighting (277/480 volt three-phase) in an amount equal to but not in excess of two (2) watts of NEC calculated load per square foot of rentable area within the Demised Premises. The cost of any electrical service consumed in the Demised Premises
(i) other than Normal Business Hours, and (ii) during Normal Business Hours but exceeding .29 KWH per square foot of the Demised Premises per week (based upon 60 hours of operation per week) during each Public Service Company billing cycle and 265 KW of peak energy demand during each Public Service Company billing cycle shall be considered Excess Electricity and shall be paid pursuant to
Section 18.2 hereof; provided, however, that the Tenant shall receive a credit on its Excess Electricity charges, if any, equal to the electricity cost for the ceiling lighting in the Demised Premises for the period of time during which the Demised Premises are being cleaned by the Building janitors. Nothing herein shall be deemed to create any obligation of Landlord to provide electrical equipment in excess of that provided pursuant to Landlord's Work or as expressly set forth in this Article XVIII.

     18.2 All of Tenant's electricity consumption within the Demised Premises shall be separately metered to determine Tenant's total demand and energy usage. Tenant shall pay Landlord for such Excess Electricity at Landlord's cost for the corresponding month for the same per kilowatt hour (KWH) and demand charge per KW without markup other than for Landlord's customary administrative cost. Tenant's total electricity consumption shall be determined by the Tenant's installation of permanent KWH and KW/demand meters (including transmitters, wiring and hardware and software in order to connect Tenant's meters to Landlord's energy management system) and billed at the same rate including all energy cost, adjustments on all energy usage. Tenant shall pay Landlord within twenty (20) days of receipt of Landlord's invoice for Tenant's Excess Electricity consumption, including all applicable taxes that the Public Service Company billed the Landlord for the same. Said invoices shall be deemed to be and be paid as additional rent.

     18.3 Landlord shall furnish electric current, fixtures, bulbs and equipment for the lighting of the Demised Premises (to the extent it is building standard) and to the Building lobbies, public corridors, public restrooms, public elevator lobbies and other public portions of the Building, and shall furnish electric current for the Building air-conditioning machinery, elevators, escalators, and other Building equipment.

     18.4 Landlord shall furnish Building standard lamps, bulbs, starters, and ballasts used in the Demised Premises, and if installed by Landlord, Tenant agrees to pay Landlord for the reasonable cost, expense, and installation of non-building standard lamps, bulbs, starters and ballasts.

     18.5 Landlord shall not be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur without the fault of Landlord if either the quantity or character of electric service is changed or is no longer available or is no longer suitable for Tenant's requirements.

     18.6 Tenant covenants and agrees that at all times its use of electric current shall never exceed five (5) watts per rentable square foot or Tenant's proportionate share of the capacity of existing feeders to the Building or the risers or wiring installation without review and approval by Landlord. Any riser or risers or wiring to meet Tenant's excess electrical requirements upon written request of Tenant, will be installed by Landlord (at the sole cost and expense of Tenant) if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants or occupants. Landlord represents that it has determined from a review of Tenant's Space Plans dated February 13, 1997, that Tenant's initial use of the Demised Premises and the electrical usage permitted to Tenant under
Section 18.1 will not result in a violation of this Section 18.6.

     18.7 Tenant shall make no alteration or additions to the electric equipment or installations without the prior written consent of Landlord in each instance, and work shall be done by Landlord at Tenant's expense in accordance with plans and specifications of Tenant to be submitted and approved by Landlord.

                                  ARTICLE XIX
                                  -----------
                                     ENTRY

     19.1 Subject to the requirements of Sections 19.2 and 19.3, Tenant shall permit Landlord to erect, use, and maintain plumbing and electrical pipes, conduits, and wires, and heating, ventilating, and air-conditioning ducts as required in and through the Demised Premises; provided that the same are installed and concealed behind the walls or ceiling of the Demised Premises, and that installation is accomplished at such times and by such methods as will not unreasonably interfere with the Tenant's use of the Demised Premises or damage the appearance thereof.

     19.2 Landlord or its agents or designees shall have the right to enter the Demised Premises upon reasonable notice to Tenant and in a manner which will not unreasonably interfere with Tenant's operation of its business in the Demised Premises and presentation of adequate identification for the purpose of making such repairs or alterations to such pipes, conduits, wires, or ducts as may be required for the proper maintenance or operation of the Building; provided that in each case such entry is made in a manner and at a time that will result in the least interference with Tenant's use of the Demised Premises and cause the least amount of damage to the appearance thereof, and provided further that any such entry shall be subject to any requirements that Tenant deems it necessary to impose in order to protect the security of any controlled-access area of the Demised Premises. The foregoing shall not be construed to require Landlord to perform work on any pipes, conduits, wires, or ducts in the Demised Premises at overtime rates unless Landlord's work within the Demised Premises would unreasonably interfere with Tenant's day to day conduct of its business therein.

     19.3 Subject to Tenant's right to limit, for security and other reasonable purposes, the quantity or identity of any material brought into or upon the Demised Premises, Landlord shall be allowed, so long as it does not unreasonably interfere with the operation of Tenant's business in the Demised Premises, to take all material into and upon the Demised Premises that may be required for the repairs or alterations described in Section 19.2 without the same constituting an eviction of Tenant in whole or in part, and while said repairs and alterations are being made the rent reserved shall not (except as otherwise provided in this Lease) abate by reason of loss of or interruption of the business of Tenant or because of the prosecution of any such work; provided, however, that in making any such repairs or alterations, Landlord diligently proceeds in such manner as to cause the least possible interference with Tenant's use and enjoyment of the Demised Premises.

     19.4 Subject to reasonable notice to Tenant and to such additional security precautions as Tenant may deem necessary to impose, so long as it does not unreasonably interfere with the operation of Tenant's business in the Demised Premises, Landlord shall have the right to enter the Demised Premises for the purpose of inspecting them for general condition and state of repair or exhibiting them to prospective purchasers or lessees of the entire Land or Building, or to prospective mortgagees of the Land or Building, of which the Demised Premises are a part, or to prospective assignees of any such mortgagees. The holder of any mortgage of the Landlord's interest in the property, its agents or designees shall have the same right of entry for inspection as Landlord.

     19.5 During the three (3) months prior to the expiration of the Term of this Lease, after reasonable notice and so long as it does not unreasonably interfere with the operation of Tenant's business in the Demised Premises, Landlord may exhibit the Demised Premises to prospective tenants. Tenant may impose reasonable restrictions on this right for the purpose of maintaining the security of any controlled-access areas in the Demised Premises.

     19.6 If by virtue of any such work, the Demised Premises (or any portion of it) becomes unusable by Tenant for Tenant's normal business purposes, for more than five (5) consecutive business days (unless caused or requested by Tenant or a governmental authority without Landlord's fault), Tenant shall be afforded an abatement of rent, calculated in the manner described in Section 22.4, during the entire period of such interruption in Tenant's use of the Demised Premises (or such portion of the

Demised Premises). Except in the case of an emergency Tenant shall have the right to require that Landlord be accompanied by a representative of Tenant during any such entry, as long as a representative will be available for this purpose on a timely basis.

                                  ARTICLE XX
                                  ----------
                RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING

     20.1 At any time after the completion of the Building, Landlord shall have the right to change the arrangement or location of such of the following as are not contained within the Demised Premises or any part thereof: entrances, signs, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building; providing, however, that in no event shall Landlord change the arrangement or location of the elevators serving the Demised Premises, make any change which shall diminish the area of the Demised Premises, make any change which shall materially interfere with the Tenant's access to or use of the Demised Premises from and through the Building, or change the character of the Building from that of a first-class office building.

                                  ARTICLE XXI
                                  -----------
                   LANDLORD'S AND TENANT'S RIGHT TO PERFORM

     21.1 If Tenant shall after notice as required in this Lease fail to cure default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default. If Landlord makes any reasonable expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorney's fees in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations incurred, with interest and costs, shall be paid to it by Tenant.


                                 ARTICLE XXII
                                 ------------
                      SERVICES, FACILITIES AND EQUIPMENT

     22.1 In addition to the other services and utilities Landlord agrees to provide under this Lease, Landlord agrees that it shall:

               a. Furnish heating, ventilating and air-conditioning daily from 7:00 a.m. to 6:00 p.m.; Saturdays from 8:00 a.m. to 1:00 p.m.; Sundays and Holidays excepted; provided, that Tenant may have after hours usage by prior arrangement with Landlord and subject to Landlord's need to periodically interrupt services and utilities for repair and maintenance.

               b. Provide passenger elevator service (which may be operatorless at Landlord's option) in common with others daily from 7:00 a.m. to 6:00 p.m.; Saturdays, 8:00 a.m. to 1:00 p.m.; Sundays and Holidays excepted, and Landlord shall use its reasonable efforts to have an elevator for Tenant's use subject to call at all times when normal passenger service is not furnished. Provide freight elevator service in common with others daily from 8:00 a.m. to 6:00 p.m., Saturdays, Sundays and Holidays excepted.

     22.2      Landlord shall, with respect to the entire Demised Premises:

               a. Whenever heat-generating machines or equipment are used in the Demised Premises which materially and adversely affect the temperature outside the Demised Premises (provided that Tenant takes responsibility for the heat effecting its Demised Premises) otherwise maintained by the air-conditioning system, Landlord reserves the right, at its option and after having given Tenant written notice thereof and a reasonable time within which to cure the problem, either to require Tenant to discontinue use of such heat-generating machines or equipment or to install supplementary air-conditioning equipment in the Demised Premises, and the cost of such installation shall be paid by Tenant to Landlord promptly on being billed therefor, and the cost of operation and maintenance of said supplementary equipment shall be paid by Tenant to Landlord on the monthly rent payment dates at such rates as may be agreed upon, but in no event at the rate less than Landlord's actual cost therefor of labor, all utilities and other inherent costs.

               b. Provide hot water at standard building temperatures and cold water for drinking, lavatory and toilet purposes, and the existing kitchen and shower, drawn through fixtures installed by Landlord. If Tenant requires, uses or consumes water for any other purpose, Tenant agrees, after written notice from Landlord, to Landlord's installing a meter or meters and to pay for the installation and maintenance of said meter equipment. Tenant shall reimburse Landlord for the cost of all excess water consumed, as measured by said meter or meters.

               c. Keep the Building and the adjoining plazas, sidewalks, curbs, driveways, and entrance and public areas clean and in good condition, free of accumulation of dirt and rubbish and, as necessary, remove snow and ice therefrom.

               d. Provide janitor and cleaning service on business days in and about the Demised Premises, and in all public portions of the Building, which services, without limitation, shall be at least equal to those then being rendered in other comparable non-institutional first-class office buildings located in Denver, Colorado.

               e. Should Tenant require special cleaning service, heating, ventilating or air-conditioning services in addition to those Landlord is required by this Lease to provide without a special charge to Tenant, Landlord shall, (upon reasonably advance notice by Tenant and to the extent, where applicable, such services are available without overloading facilities in the Building providing such services) furnish such additional service, and Tenant agrees to pay to Landlord with the next installment of rent after being billed therefor as additional rent, Landlord's cost of labor, materials, utilities and other inherent costs. It is agreed that such costs shall not be included in the definition of Operating Expenses.

               f. Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended by reason of causes beyond the reasonable control of Landlord and any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof or render Landlord liable to Tenant for damage by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord agrees to use reasonable care and exercise due diligence with respect to avoiding interruption of the services above provided for and, if interrupted, agrees that it will be for as short a period as possible, and all repairs will be promptly and diligently made at such times as will not unduly interfere with the occupancy and use of the Demised Premises by Tenant.

     22.3 Tenant shall reimburse Landlord for the Landlord's cost of removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated in the routine of Tenant's permitted use of the Demised Premises. Should Tenant create wet trash, Tenant shall reimburse Landlord for Landlord's cost of removal.

     22.4 Notwithstanding the foregoing, if any failure to provide any utilities or Building Services required of Landlord under this Lease is due to the fault of or within the reasonable control of Landlord and such failure shall continue for five (5) consecutive business days or more, and provided such failure to provide the required utilities and Building Services reasonably causes Tenant not to occupy all or any portion of the Demised Premises then occupied by Tenant for the conduct of its business operations, then rent shall be abated hereunder at the rate of one day's rent for each day thereafter of such interruption and Tenant's inability to occupy; provided, that in the event Tenant can or does occupy some, but not all of the Demised Premises for that reason during such interruption, the abatement afforded Tenant shall be a proportion of daily rent equal to a fraction, the denominator of which is the rentable area of the Demised Premises and the numerator of which is the rentable area of the portion of the Demised Premises that cannot be or is not reasonably occupied by Tenant during such interruption for that reason. If any failure to provide utilities or Building Services required hereunder is not within Landlord's control (e.g., force majeure delay) and is covered under Landlord's rental interruption insurance, and if any such failure continues for seven (7) consecutive business days and such failure causes Tenant not to occupy all or any portion of the Demised Premises, then rent shall be abated for the entire period of such interruption in the manner set forth above until such services are restored.

                                 ARTICLE XXIII
                                 -------------
                                SIGNS AND GLASS

     23.1 Except as provided in Section 23.4, Tenant shall not install any sign or advertising or publicity device in any public area, on any roof, on any window, or on any outside portion of the Building. Tenant may install an identification sign within or adjacent to the entrance of the Demised Premises providing that any sign on a floor on which Tenant does not lease the full floor shall be subject to the prior written approval of Landlord and shall conform to the graphic standards of the Building.

     23.2 Tenant shall replace, at its expense, any and all broken interior glass, including plate glass partitions and doors, in the Demised Premises unless caused by Landlord, its employees, agents or contractors.

     23.3 Landlord shall maintain in the lobby of the Building, a directory board which shall include the names of the Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to other tenants of the Building.

                                 ARTICLE XXIV
                                 ------------
                         PRIME LEASE AND SUBORDINATION

     24.1 The leasehold estate created by this Lease constitutes a sublease of a portion of the premises demised to Landlord, as Lessee, by instruments dated and recorded in the lease records of Denver County, Denver, Colorado, as follows: instrument dated September 6, 1982, filed in Lease Record volume 2666,
                          -----------------                               ----
Page 550 on October 5, 1982. Such instrument shall be referred to under this
     ---    ---------------
Lease as the "Prime Lease." This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the Prime Lease, the rights of all parties under the Prime Lease. In confirmation of such subordination and subject to Tenant's approval as to form (which approval shall not be unreasonably withheld), Tenant shall execute and deliver promptly a subordination certificate that Landlord or its successors in interest may request. Landlord agrees within forty-five (45) days after the execution of this Lease, it shall obtain for Tenant's benefit a nondisturbance agreement and estoppel certificate from the Prime Lease Lessor in a form reasonably acceptable to Tenant and the Prime Lease Lessor.

     24.2 Landlord agrees that it shall refrain from doing any act or failing to do any act (including without limitation failure to exercise Landlord's rights of renewal as Lessee under the Prime Lease) which action or non-action would cause the Prime Lease to be terminated or to expire prior to the Term of this Lease, including all renewals hereof, if any, while the same may be exercised by Tenant. Landlord covenants that it will save, indemnify and hold harmless Tenant from any disturbance of Tenant's possession of the Demised Premises in accordance with the terms and conditions of this Lease as a result of termination or expiration of the Prime Lease or foreclosure of any mortgage to which this lease is subordinate, except to the extent that such termination, expiration, or foreclosure shall be attributable directly to the default of Tenant under any of the covenants of this Lease.

     24.3 This Lease and all rights of Tenant hereunder are subject and subordinate to any mortgage or mortgages, blanket or otherwise, which do now or may hereafter affect the real property of which the Demised Premises form a part and to any and all renewals, modifications, consolidations, replacements and extensions thereof. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease other than a nondisturbance agreement signed by each mortgagee which is reasonably acceptable to Tenant (which shall be a condition of any written subordination). Landlord agrees that within forty-five (45) days after the execution of this Lease, it shall obtain for Tenant's benefit a nondisturbance agreement from the holder of the deed of trust on the Building in a form reasonably acceptable to Tenant and the holder of the deed of trust. Tenant shall, however, upon demand at any time or times execute, acknowledge, and deliver to Landlord without expense to Landlord, instruments reasonably acceptable to Tenant that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to any such mortgage or mortgages or to confirm or evidence said subordination. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn to the purchaser upon any such foreclosure sale, if so requested to by such purchaser at any time, and to recognize such purchaser as the lessor under this Lease, subject to the performance of Landlord's obligations under this Lease after the date of such sale and the provisions of the nondisturbance agreement. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder such mortgage or for such purchaser, any instrument which, in the reasonable judgment of such requesting party, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligation of Tenant hereunder in the event any such proceeding is brought, prosecuted or completed, as long as the new owner performs the Landlord's obligations under this Lease from and after the date it acquires the Building.

     24.4 Anything in this Article XXIV to the contrary notwithstanding, if the Prime Lease shall be terminated by reason of default by Landlord thereunder and subject to Tenant's receipt of a nondisturbance agreement from the Prime Lease Lessor in a form reasonably satisfactory to Tenant, Tenant shall attorn to the lessor under the Prime Lease (the "Lessor") and shall recognize the Lessor under the Prime Lease as Tenant's Landlord under this Lease. Tenant shall, upon request of the Lessor, execute and deliver any instrument reasonably requested by the Lessor to evidence such attornment, and Tenant waives any right which it may have by law to terminate this Lease or to surrender possession of the Demised Premises upon termination of the Prime Lease or upon institution of proceedings by the Lessor to terminate the Prime Lease.

                                  ARTICLE XXV
                                  -----------
                               LANDLORD'S TITLE

     25.1 Landlord represents that the Land upon which the Building is erected is owned by the Prime Lease Lessor, and leased to Landlord under the terms of the Prime Lease, which Landlord warrants is valid and in full force and effect in accordance with its terms. Landlord shall use its reasonable efforts to obtain for Tenant's benefit a nondisturbance agreement from the Prime Lease Lessor.

                                 ARTICLE XXVI
                                 ------------
                 RIGHTS OF HOLDER OF LEASEHOLD MORTGAGE IN THE
                         EVENT OF DEFAULT BY LANDLORD

     26.1 In the event of any default by act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until it has notified in writing the holder of any mortgage which at the time shall be a first mortgage lien on the Land or the Building (if the name and address of such holder shall previously have been furnished by written notice to Tenant) of such default, and until a reasonable period (not to exceed 60 days from the date the mortgagee receives the notice) for curing default shall have elapsed following the giving of such notice, during which period the holder shall have failed to commence and diligently continued to cure such default or to cause the same to be remedied or cured. During the period between the giving of such notice and the curing of such default, the Annual Base Rent reserved under Article V, as the same may be adjusted pursuant to Article VI, shall be abated and apportioned to the extent that any part of the Demised Premises shall be untenantable.

                                 ARTICLE XXVII
                                 -------------
                             SURRENDER OF PREMISES

     27.1 Tenant shall, upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as the same are now or hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, casualty and condemnation damage, and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the expiration of this Lease or its termination by Tenant (or within ten (10) business days after a termination by Landlord) shall be considered abandoned and Landlord may dispose of the same as it deems expedient, but Tenant shall promptly upon demand reimburse Landlord for any expenses incurred by Landlord in connection with such disposal.

     27.2 Upon termination or expiration of this Lease, Tenant shall be entitled to remove from the Demised Premises any and all property which it would have been entitled to remove from time to time under the provisions of Article VIII, provided that Tenant shall, upon removing any such property, repair all damage (including holes in the drywall) to the Demised Premises or the Building caused by such removal. If Tenant shall elect not to remove any of such property and the same shall remain upon the Demised Premises or within the Building at the time of surrender, the same shall from that time forward become and remain the Landlord's property. Upon termination or expiration of this Lease, Tenant shall remove all wiring and data cabling in the Demised Premises and repair all damage to the Demised Premises caused by such removal.

     27.3 Tenant's obligation to observe or perform the covenants of this Article shall survive the expiration or other termination of the Term of this Lease.

                                ARTICLE XXVIII
                                --------------
                EFFECT OF CONVEYANCE OR ASSIGNMENT BY LANDLORD

     28.1 If Landlord shall convey, assign, or transfer this Lease to any unaffiliated party, joint venture, or entity whatsoever, which assumes in writing the Landlord's subsequent obligations under this Lease, Tenant shall look to the purchaser, assignee, or transferee of Landlord's interest in this Lease for the performance of Landlord's obligations hereunder, and Landlord shall from and after such conveyance, assignment, or transfer be relieved and discharged from any and all liabilities and obligations under this Lease which arise after the transfer. Tenant agrees to attorn to any such purchaser, assignee or transferee.

                                 ARTICLE XXIX
                                 ------------
                                    WAIVERS

     29.1 Mutual Waivers of Jury Trial and Certain Damages. The Tenant and Landlord each hereby expressly, irrevocably, fully and forever release, waive and relinquish any and all right to trial by jury and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which the Tenant and Landlord are parties, which in any way (directly or indirectly) arises out of, results from, or relates to, any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transactions, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. The Tenant and Landlord each agree that this agreement constitutes written consent that trial by jury shall be waived in any such claim, demand, action, suit, proceeding or other cause of action and agree that the Tenant and Landlord each shall have the right at any time to file this Lease with the clerk or judge of any court in which any such claim, demand, action, suit, proceeding or other cause of action may be pending as written consent to waiver of trial by jury.

                                  ARTICLE XXX
                                  -----------
                                   DEFAULTS

     30.1 Subject to any grace period provided in Section 5.1, in the event of any failure by Tenant to pay any rental due under this Lease within ten (10) days after receipt of written notice of its failure to pay rent (which notice may run contemporaneously with any statutory notice), or in the event of any other breach of this

Lease by Tenant and if such other breaches shall continue for a period of thirty
(30) days from and after written notice from Landlord to Tenant (subject to such additional time, if the default cannot be cured within the initial 30 days and Tenant has commenced a cure within the initial 30 days and thereafter diligently and continuously pursues a cure), then Landlord may elect either to terminate Tenant's right to possession or not to terminate Tenant's right to possession, whether or not Tenant has abandoned the property; provided, however, that in the event of nonmonetary defaults Landlord may terminate this Lease without additional notices in accordance with C.R.S. (S) 13-40-104(1)(e) and (e.5), as amended. Neither acts of maintenance or preservation nor efforts by Landlord to relet the property nor the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall constitute a termination of Tenant's right to possession. Such right may be terminated only by written notice given by Landlord to Tenant as aforesaid.

          In the event that Landlord does not terminate Tenant's right to possession in case of any such breach, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession and Landlord may enforce all his rights and remedies under this Lease, including the right to recover the rent (including charges equivalent to rent) as it becomes due under this Lease. In the event that Landlord terminates Tenant's right to possession because of a breach of this Lease, this Lease shall thereupon terminate and upon such termination, Landlord may recover from Tenant:

          a. The worth at the time of award of the unpaid rent (including charges equivalent to rent) which has been earned at the time of termination.

          b. The worth at the time of award of the amount by which the unpaid rent (including charges equivalent to rent) which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided.

          c. The worth at the time of award of the amount by which the unpaid rent (including charges equivalent to rent) for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided.

          d. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to costs, expenses and attorneys fees.

            The "worth of the time of award" of the amounts referred to in subparagraphs (a) and (b) hereof shall include interest at the per annum rate of two percent (2%) over the prime rate charged from time to time by Norwest Bank of Denver, N.A., or its successor, from the date the applicable sum is due until paid. The "worth of the time of award" of the amount referred to in subparagraph (c) hereof shall be computed by discounting such amount at the then published rate of the 11th District Cost of Funds Index at the time of award. Nothing herein mentioned shall affect the right of Landlord to equitable relief where such relief is appropriate. Efforts by Landlord to mitigate the damages caused by Tenant's breach of the Lease shall not constitute a waiver of Landlord's right to recover damages hereunder. Nothing in this paragraph shall affect the right of Landlord to indemnification for liability arising prior to the termination of the Lease for personal injuries or property damage.

     30.2 Except as otherwise provided in this Lease, if Landlord shall fail to keep or perform any of its obligations under this Lease in respect to the making of any of its payments to Tenant or in the performance of any of its other Lease obligations, and upon the continuance of such failure on Landlord's part for thirty (30) days after the delivery of notice to Landlord (or, in the case of any such failure other than the payment of money which cannot reasonably be cured within 30 days, or such shorter time as may be reasonable in the event of emergency, within such additional period, if any, as may be reasonably required by Landlord to cure such failure, provided Landlord has previously commenced such cure within that 30-day period, and thereafter continuously prosecutes such cure with all due diligence), and without waiving or releasing Landlord from any such obligation, then Tenant may (but is under no obligation to) after giving Landlord at least seven (7) days prior written notice, make such payment or perform such obligation (except obligations affecting the Building structure, Building systems or which would adversely affect any warranty or other tenant in the Building), and all reasonable sums actually paid or incurred by Tenant and all necessary and incidental costs and expenses, including also reasonable attorneys' fees, incurred by Tenant in making such payment or performing such obligation, together with interest at the per annum rate of two percent (2%) over the prime rate charged from time to time by Norwest Bank of Denver, N.A., or its successor, until paid, shall be paid by Landlord to Tenant within thirty (30) days after written demand, and if not so paid by Landlord, Tenant shall upon obtaining a final judgment in a court with proper jurisdiction, have the right to offset such sums against any rent or any other amounts thereafter payable by Tenant under this Lease and to recover the balance, if any, from Landlord.

                                 ARTICLE XXXI
                                 ------------
                                    NOTICES

     31.1 All bills, statements, notices, demands, and requests (referred to in this Lease as "Notices") hereunder by either party to the other shall be in writing and shall be deemed given (if orderly delivery of the mail is not then disrupted or threatened) when deposited, registered, or certified, postage prepaid, in the United States mail, addressed to the respective parties at its address set forth below, or at such different address as it shall have theretofore advised the other party in writing.

            To Landlord:        CALPERS
                                c/o LaSalle Advisors Limited
                                1601 Response Road, Suite 300
                                Sacramento, California  95815

                                Hamilton Oil Building Partnership
                                c/o The Galbreath Company
                                1560 Broadway, Suite 800
                                Denver, Colorado  80202


            To Tenant:          Ryder TRS, Inc.
                                1560 Broadway, Suite 1800
                                Denver, Colorado 80202

            With copies to:     Ryder TRS, Inc.
                                8669 N.W. 36th Street
                                Miami, Florida 33166
                                (only until August 30, 1997)

                                Jesse B. Heath, Jr., Esq.
                                Holland & Hart LLP
                                555 Seventeenth Street, Suite 3200
                                Denver, Colorado 80202-3979

Tenant shall furnish a copy of all Notices given to Landlord to any holder of any mortgage upon the Building upon written request from such holder giving the address to which such copies are to be sent; provided, that the address is delivered to Tenant prior to the date it gives the Notice. Landlord and each such holder shall also each have the right to have an additional copy of Notices sent to such persons and addressed as either such party may designate by written notice to Tenant delivered to Tenant prior to the date the Notice is given.

                                 ARTICLE XXXII
                                 -------------
                             ESTOPPEL CERTIFICATE

     32.1 Tenant shall, at any time and from time to time, upon not less than fifteen (15) days prior notice by Landlord, execute and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the square footage of the Demised Premises, the Annual Base Rent, the amounts and dates to which the Annual Base Rent, Additional Rent, and other charges have been paid, setting forth the Commencement Date and expiration date of the Lease and all rights which Tenant may have to renew the Lease and all rights of first offer and refusal, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision, or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building, Landlord's interest hereunder, or Landlord's interest under the Prime Lease, or by any mortgagee thereof. Tenant shall also execute and deliver from time to time such other similar certificates as may be required by an institutional lender having an interest in this Lease.

     32.2 Landlord shall, at any time and from time to time, upon not less than fifteen (15) days prior notice by Tenant, execute and deliver to Tenant a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the amounts and dates to which the Annual Base Rent, Additional Rent, and other charges have been paid, setting forth the Commencement Date and expiration date of the Lease and stating whether or not to the best knowledge of the signer of such certificate Tenant is in default in performance of any covenant, agreement, term, provision, or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge.


                                ARTICLE XXXIII
                                --------------
                 PLURALS AND PRONOUNS, SUCCESSORS AND ASSIGNS

     33.1 The word "Tenant," wherever used in this Lease, shall be construed to mean tenants if by assignment there shall be more than one tenant hereunder. The necessary grammatical changes required to make all provisions hereof apply to corporations, partnerships, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

     33.2 The word "Landlord" whenever used in this Lease shall include, where applicable, its property manager, employees and agents.

     33.3 Each provision hereof shall extend to and shall, as the case may require, bind, and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors, and assigns; provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee, or successor of any Tenant, except as provided in
Article VII of this Lease, or of Landlord if the transfer be contrary to Article XXVIII.

                                 ARTICLE XXXIV
                                 -------------
                   ENTIRE AGREEMENT, CAPTIONS, SEVERABILITY

     34.1 This Lease shall be governed by the laws of the State of Colorado. This Lease contains the entire agreement between the parties, and any executory agreement simultaneously or hereafter made shall be ineffective to amend, modify, or terminate it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the amendment, modification, or termination is sought.

     34.2 The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Lease nor the intent of any provision thereof.

     34.3 Each and every covenant of this Lease is distinct and severable and if any provision of this Lease is held invalid by a court of competent jurisdiction or other governmental authority, the same shall be stricken herefrom without affecting the validity of this Lease.

                                 ARTICLE XXXV
                                 ------------
                              MEMORANDUM OF LEASE

     35.1 The parties hereto shall, upon the written request of either one to the other, execute a Memorandum of this Lease and, to the extent applicable, a Memorandum of the Commencement Date Agreement.

                                 ARTICLE XXXVI
                                 -------------
                           CONTINUANCE OF OCCUPANCY

                            [INTENTIONALLY DELETED]

                                ARTICLE XXXVII
                                --------------
                                   BROKERAGE

     37.1 Landlord and Tenant covenant and represent that it has negotiated this Lease directly with Lunde Commercial, as agent for Tenant, and The Galbreath Company Brokerage, Inc., as agent for Landlord, and has not acted by implication to authorize or authorized any other real estate broker or salesman to act for it in these negotiations and each agrees to indemnify and hold the other harmless from any and all claims by any such other real estate broker or salesman for a commission or finder's fee as a result of their entering into this Lease.

                                ARTICLE XXXVIII
                                ---------------
                               HOLDOVER TENANCY

     38.1 If, with Landlord's consent, Tenant holds possession of the Demised Premises after the Term (or any renewal) of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a monthly rental equivalent to one hundred fifty percent (150%) of the then prevailing rental paid by Tenant at the expiration of the Term of this Lease pursuant to all the provisions hereof (unless Landlord and Tenant otherwise agree in writing), payable in advance on or before the first day of each month, and Tenant may continue in possession until such tenancy shall be terminated by Landlord or until Tenant shall have given to Landlord thirty (30) days written notice in advance of its intention to terminate such tenancy.

                                 ARTICLE XXXIX
                                 -------------
                                  RELOCATION

                            [INTENTIONALLY DELETED]


                                  ARTICLE XL
                                  ----------
                                 MISCELLANEOUS

     40.1 The submission of this Lease for examination by Tenant does not constitute a reservation of or option for the Demised Premises, and this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. If any Term of this Lease and any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall be not affected thereby. This Lease may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom such enforcement of such change, waiver, discharge or termination is sought. Subject to Article VII, this Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. All covenants and agreements of Tenant and Landlord hereunder shall be deemed to be covenants running with the land, and each such covenant and agreement shall be deemed to be and shall be construed as a separate and independent covenant of the party bound by or making the same and shall not be dependent on any other provision of this Lease, except as specifically provided for herein.

     40.2 Legal Expenses. If either party brings or maintains any action (including assertion of any counterclaim or cross-claim, or claim in a proceedings in bankruptcy, receivership or any other proceeding instituted by a party hereto or by others), or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, terms or conditions of this Lease or otherwise relating to or arising from this Lease, the prevailing party in such action shall, in addition to all other payments required herein, receive from the other, all the costs incurred by the prevailing party including reasonable attorneys' fees and such costs and reasonable attorneys' fees which the prevailing party incurred on any appeal or enforcing any judgment.

                                  ARTICLE XLI
                                  -----------
                                  EXCULPATION

     41.1 Except as otherwise specifically provided in this Lease, Tenant agrees that it shall not seek a personal judgment against any partner of Hamilton Oil Building Partnership for any default in the performance or observance of any of the terms or conditions of this Lease, nor seek nor assert a deficiency judgment or any other amount claimed payable against the same in any proceeding whatsoever arising out of any alleged breach or non-performance of this Lease; agreeing that it shall look solely to Hamilton Oil Building Partnership itself (or its successor or assign, if any) and its interest in the Building for payment of any such sums, including without limitation any rent from the Building and any insurance or condemnation proceeds.

                                 ARTICLE XLII
                                 ------------
                                    PARKING

     42.1 Subject to the continued availability of the underground parking garage from the Prime Lease Lessor, Landlord agrees to provide Tenant with the opportunity during the Term of this Lease to lease up to thirty-three (33) parking spaces on sublevel one of the Building, of which five (5) shall be reserved and twenty-eight (28) shall be unreserved. The parking spaces may be used by Tenant on a twenty-four (24) hour per day basis. The cost of such spaces shall be the garage rates from time to time charged to other tenants of the Building ($125 per month as of the date hereof); provided, that for the first three (3) years of the Lease the cost of the reserved parking space shall be the amount charged from time to time for unreserved parking spaces. Prior to the Commencement Date of this Lease, Tenant shall advise Landlord in writing of the number of parking spaces up to a maximum of thirty-three (33) spaces that it wants to Lease. During the Term of the Lease, Tenant may reduce or increase the number of parking spaces up to the maximum of thirty-three (33) but in order to increase the number of spaces it must give the Landlord at least sixty (60) days prior written notice of its decision to lease additional parking spaces. In the event Landlord is unable to provide parking space in the garage, its only obligation shall be to use its reasonable efforts to provide parking spaces in other parking structures or lots at comparable rates and such inability shall not constitute grounds to assert that Landlord has breached this Lease. If the Tenant leases additional space in the Building, it shall be entitled to additional parking spaces at a ratio of one (1) space for each additional 2,000 square foot space leased. If the Prime Lease Lessor reduces the number of parking spaces which Landlord may use for its tenants, the Tenant shall be entitled to lease its pro rata share of the remaining spaces, if any.

     AGREED TO AND ACCEPTED this 12th day of March 1997.

                              LANDLORD:
                              HAMILTON OIL BUILDING PARTNERSHIP,
                              a California general partnership

                              By:   State of California Public Employees'
                                    Retirement System, a unit of the State
                                    and Consumer Services Agency of
                                    the State of California

                              By:   LASALLE ADVISORS LIMITED PARTNERSHIP

                              Its:  Investment Manager and Duly Authorized
                                    Agent


                              By: /s/ Joseph R. Shea
                                 -----------------------------------------

                              Name: JOSEPH R. SHEA
                                   ---------------------------------------

                              Title: VICE PRESIDENT
                                    --------------------------------------


                              By: /s/ John S. Levy
                                 -----------------------------------------

                              Name: JOHN S. LEVY
                                   ---------------------------------------

                              Title: PRINCIPAL
                                    --------------------------------------

                              TENANT:

                              RYDER TRS, INC., a Delaware corporation
Signed and Acknowledged
in the Presence of:
                              By: /s/ Gerald R. Riordan
                                 -----------------------------------------
Thomas W. Arnst
---------------------------
                              Name:  Gerald R. Riordan
                                   ---------------------------------------
Larry D. Thogmartin
---------------------------

                              Title: President and Chief Operating Officer
                                    --------------------------------------